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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cloud Peak Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

April 29, 2010

Dear Fellow Stockholder:

        It is our pleasure to invite you to attend Cloud Peak Energy Inc.'s 2010 Annual Meeting of Stockholders. The 2010 Annual Meeting of Stockholders will be held on Tuesday, June 8, 2010, at 9:00 a.m., Mountain Time, at the Best Western Tower West Lodge, 109 North U.S. Highway 14-16, Gillette, Wyoming 82716.

        In connection with the 2010 Annual Meeting of Stockholders, we have enclosed our Notice of Annual Meeting and Proxy Statement describing the business items we plan to address at the meeting, as well as a copy of our annual report on Form 10-K for the year ended December 31, 2009. We also will present a brief report on our business and respond to your questions.

        Your vote is very important. Please note that due to a rule change of the NYSE effective for the 2010 Annual Meeting of Stockholders brokers holding shares of record for a customer will not have discretionary authority to vote on the election of directors. Therefore, it is particularly important that beneficial owners instruct their brokers on how they want to vote their shares. Please take the time to cast your vote regardless of the number of shares you own. Many of you will have the option to cast your proxy vote by telephone or via the Internet. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via the Internet, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

        A copy of our 2009 Annual Corporate Report is also enclosed. The 2009 Annual Corporate Report is not part of the proxy soliciting material enclosed with this letter. The 2009 Annual Corporate Report is also available on our website at www.cloudpeakenergy.com, in the "News—Publication" section.

        We look forward to seeing you on June 8th.

Sincerely,
/s/ KEITH BAILEY	/s/ COLIN MARSHALL
Keith Bailey	Colin Marshall
Chairman of the Board	President, Chief Executive Officer and Director

CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

April 29, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2010

        As a stockholder of Cloud Peak Energy Inc., a Delaware corporation, you are hereby given notice of, and invited to attend in person or by proxy, Cloud Peak Energy Inc.'s 2010 Annual Meeting of Stockholders. The 2010 Annual Meeting of Stockholders will be held at the Best Western Tower West Lodge, 109 North U.S. Highway 14-16, Gillette, Wyoming 82716, on Tuesday, June 8, 2010, at 9:00 a.m. Mountain Time, for the following purposes:

  1.
  To elect two Class I members of the Board of Directors named in the Proxy Statement, each for a term of three years;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 16, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders and any adjournment or postponement thereof.

        Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Our annual report on Form 10-K for the year ended December 31, 2009 (which we are distributing in lieu of a separate annual report to stockholders) is included with this Notice of Annual Meeting and Proxy Statement, and is not a part of our proxy solicitation materials, provided that the information required by Item 13 of Schedule 14A (Financial and Other Information) is being incorporated in this Proxy Statement by reference to the applicable portions of our Form 10-K. The enclosed Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009, are available on our website at www.cloudpeakenergy.com, in the "SEC Filings" subsection of the "Investor Relations" section. Additionally, you may access our Proxy Statement and annual report on Form 10-K at http://www.edocumentview.com/CLD.

        Most stockholders have a choice of submitting a proxy (1) via the Internet, (2) by telephone, or (3) by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

        Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

        Thank you for your continued interest and support.

By Order of the Board of Directors,
/s/ AMY STEFONICK Amy Stefonick Corporate Secretary

PROXY STATEMENT TABLE OF CONTENTS

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CLOUD PEAK ENERGY INC.
505 South Gillette Avenue
Gillette, Wyoming 82716

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2010

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Cloud Peak Energy Inc. for use at Cloud Peak Energy Inc.'s 2010 Annual Meeting of Stockholders. In this Proxy Statement, references to "Cloud Peak Energy," the "company," "we," "us," "our" and similar expressions refer to Cloud Peak Energy Inc., unless the context of a particular reference provides otherwise. Although we refer to our website and other websites in this Proxy Statement, the information contained on our website or other websites is not a part of this Proxy Statement.

GENERAL INFORMATION

2010 Annual Meeting Date and Location

        Our 2010 Annual Meeting of Stockholders will be held on Tuesday, June 8, 2010 at 9:00 a.m. Mountain Time at the Best Western Tower West Lodge, 109 North U.S. Highway 14-16, Gillette, Wyoming 82716, or at such other time and place to which the meeting may be adjourned or postponed. References in this Proxy Statement to the 2010 Annual Meeting of Stockholders also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

  Mailing Date

        The approximate date on which this Notice of Annual Meeting and Proxy Statement are first being sent or given to stockholders is April 29, 2010.

  Stockholders Sharing an Address

        Registered Stockholders—Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, Computershare Investor Services) will receive one copy per account of each of our Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009 regardless of whether you have the same address as another registered stockholder.

        Street Name Stockholders—If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and our company, under certain circumstances, to send one Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009 to multiple stockholders who share the same address. This practice is known as "householding." Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a "householding" consent you previously provided to a broker, you must contact that broker to revoke your consent. In addition, if you wish to receive an additional Notice of Annual Meeting and Proxy Statement for the 2010 Annual Meeting of Stockholders, you may find these materials on our website at www.cloudpeakenergy.com, in the "SEC Filings" subsection of the "Investor Relations" section, or you may contact your broker directly. If your household is receiving multiple copies of our Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009 and you wish to request delivery of a single copy, you should contact your broker directly.

  Electronic Access and Electronic Delivery Option

        This Notice of Annual Meeting and Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009 are available on our website at www.cloudpeakenergy.com, in the "SEC Filings" subsection under the "Investor Relations" section. Next year, instead of receiving paper copies of proxy materials by mail, many stockholders can elect to receive an e-mail message that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will gain faster access to your proxy materials, save the company the cost of producing and mailing documents to you and reduce the amount of mail you receive.

        Stockholders of record may enroll in the electronic proxy materials access option for future annual meetings of stockholders by registering online with our transfer agent at www.computershare.com. Street name stockholders who wish to enroll for electronic access should review the information provided to them by their bank or broker with their proxy materials.

Voting

  Stockholders Entitled to Vote

        The record date for determining the common stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof was the close of business on April 16, 2010, at which time we had issued and outstanding 31,513,955 shares of common stock, which were held by approximately 1,534 holders of record. Please refer to "Security Ownership of Management and Principal Stockholders" for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section. Stockholders of record are entitled to one vote for each share of common stock owned as of the record date. The officer of the company who is in charge of the stock ledger of Cloud Peak Energy will prepare, at least ten days prior to the 2010 Annual Meeting of Stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting during ordinary business hours at our principal executive offices located at 505 South Gillette Avenue, Gillette, Wyoming 82716. The list will also be available at the 2010 Annual Meeting of Stockholders for inspection by any stockholder who is present.

  Voting of Proxies by Management Proxy Holders

        The Board has appointed Mr. Bryan Pechersky, our Senior Vice President and General Counsel, and Ms. Amy Stefonick, our Corporate Secretary, as the management proxy holders for the 2010 Annual Meeting of Stockholders. Your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card that you properly execute and submit. For stockholders who return their proxy card without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

  •
  Proposal I (Election of Directors)—FOR the election of each of the persons named under "Proposal I—Election of Directors" as nominees for election as Class I directors; and

  •
  Proposal II (Ratification of the Appointment of Independent Auditors)—FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) for fiscal year 2010.

        As of the date of printing this Proxy Statement, the Board is not aware of any other business or nominee to be presented or voted upon at the 2010 Annual Meeting of Stockholders. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the management proxy holders discretionary authority to vote the proxies in accordance with their best judgment in the interest of the company.

  Quorum; Required Votes; Majority Voting Policy for Directors

        The holders of a majority of the voting power of the issued and outstanding stock of the company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2010 Annual Meeting of Stockholders. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. Abstentions and "broker non-votes" are counted as present at the annual meeting for purposes of determining whether a quorum is present. If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.

        Under the current rules of the New York Stock Exchange ("NYSE"), brokers holding shares of record for a customer have the discretionary authority to vote on certain proposals if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. However, there are also certain proposals for which brokers do not have discretionary authority to vote, even if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a "broker non-vote" results. Brokers will have discretionary authority to vote on the proposal related to the ratification of PricewaterhouseCoopers LLP as the company's independent auditor in the absence of timely instructions from their customers. However, brokers will not have discretionary authority in the absence of timely instructions from their customers to vote on the election of directors. Prior to the 2010 Annual Meeting of Stockholders, brokers had discretionary authority to vote in an uncontested election of directors, however, a rule change of the NYSE effective for the 2010 Annual Meeting of Stockholders no longer permits discretionary voting for the election of directors. Therefore, it is particularly important that beneficial owners instruct these brokers on how they want to vote their shares.

  •
  Proposal I (Election of Directors)—We have adopted a majority voting policy with respect to our Board. In accordance with our bylaws, in order for a nominee to be elected as a Class I director, so long as we have not received any stockholder nominee for director or notice of an intention to nominate a competing candidate, or our stockholders have withdrawn such nominations by the tenth day before we mail our notice of meeting to stockholders, a Class I director nominee must receive more votes cast for than against his election in order to be re-elected to the Board. Abstentions to this proposal are not considered votes cast and do not affect the outcome. The Board shall nominate for election or re-election as director only a candidate who agrees to tender promptly following the annual meeting at which he is elected or re-elected an irrevocable resignation that will become effective upon (i) the failure to receive the required vote at the annual meeting at which the director faces re-election, and (ii) Board acceptance of such resignation based on any factors deemed relevant by the Board. Our nominees for director have each signed such a resignation letter. Refer to our bylaws for a complete description of our majority voting policy.

  •
  Proposal II (Ratification of the Appointment of Independent Auditors)—In accordance with our bylaws, to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2010, the holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for the ratification. Abstentions to this proposal are treated as present or represented and voting and will have the same effect as a vote against this proposal.

        A representative of our transfer agent, Computershare Investor Services, will tabulate the votes and act as inspector of elections.

  Voting Procedures

        Registered Stockholders—Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

  •
  By Internet.  You may submit a proxy electronically via the Internet, using the website listed on the proxy card. Please have your proxy card in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the proxy card.

  •
  By Telephone.  You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

  •
  By Mail.  You may submit a proxy by signing, dating and returning your proxy card in the enclosed pre-addressed envelope.

  •
  In Person.  You may vote in person at the 2010 Annual Meeting of Stockholders by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

        Street Name Stockholders—If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

  Revoking Your Proxy

        If you are a registered stockholder, you may revoke your proxy or change your vote at any time before the shares are voted at the 2010 Annual Meeting of Stockholders by:

  •
  timely delivery of a valid, later-dated executed proxy card;

  •
  timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

  •
  voting in person at the meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written notice of revocation received by the General Counsel of Cloud Peak Energy Inc. at 505 South Gillette Avenue, Gillette, Wyoming 82716, by 5:00 p.m., Mountain Time, on Monday, June 7, 2010.

        If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with such bank's, broker's or nominee's procedures.

Annual Meeting Admission

        If you wish to attend the 2010 Annual Meeting of Stockholders in person, you must present a form of personal identification. If you are a beneficial owner of Cloud Peak Energy common stock that is held of record by a bank, broker or other nominee, you will also need to provide proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Solicitation Expenses

        We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have also retained MacKenzie Partners Inc. for proxy solicitation and related services in connection with our 2010 Annual Meeting of Stockholders. Under our agreement with MacKenzie Partners, MacKenzie Partners will receive a fee of $5,000 and we will reimburse MacKenzie Partners for reasonable and customary out-of-pocket expenses incurred in performing such services. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Copies of the Annual Report

        Upon written request, we will provide any stockholder, without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission ("SEC"), including the financial statements and schedules, but without exhibits. Stockholders should direct requests to Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716. Our annual report on Form 10-K and the exhibits filed with it are available on our website, www.cloudpeakenergy.com in the "SEC Filings" subsection in the "Investor Relations" section. These materials do not constitute a part of the proxy solicitation material, provided that the information required by Item 13 of Schedule 14A (Financial and Other Information) is being incorporated in this Proxy Statement by reference to the applicable portions of our Form 10-K.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act') and related rules of the SEC require our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders on the basis of information obtained from them and our records.

        Based solely upon a review of Forms 3, 4 and 5 furnished to Cloud Peak Energy during the fiscal year ended December 31, 2009, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, no director, officer, beneficial owner of more than ten percent of its outstanding common shares, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2009, with the exception of one Form 3 for Mr. Gary Rivenes, one Form 3 for Mr. Preston Chiaro, and one Form 4 for Mr. Chris Tong (with respect to Mr. Tong's acquisition of common shares through our directed share program offered as part of our initial public offering).

 PROPOSAL I
ELECTION OF DIRECTORS

Election of Class I Directors

        There are currently eight members on our Board. Pursuant to our amended and restated certificate of incorporation and our bylaws, our Board is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year at the annual meeting of stockholders. The current term of our Class I directors will expire at the 2010 Annual Meeting of Stockholders. The current term of our Class II directors will expire at the annual meeting of stockholders in 2011, and the current term of our Class III directors will expire at the annual meeting of stockholders in 2012. The Class I directors elected at the 2010 Annual Meeting of Stockholders will serve for a term of three years, which expires at the annual meeting of stockholders in 2013 or when their successors are duly elected and qualified.

        The nominees for Class I directors are (1) Keith Bailey and (2) William Owens, each of whom is a current member of our Board and was recommended for re-election by our Nominating and Corporate Governance Committee. Each of the nominees has indicated his willingness to serve as a member of the Board if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his or her full term, the Board may by resolution reduce the number of directors or by a majority vote of the directors then in office may designate a substitute to serve until the annual meeting of stockholders in 2013.

        The following table sets forth certain information about our current directors and nominees:

Name	Age	Position	Class
Keith Bailey	68	Director Nominee; Chairman	I
William Owens	59	Director Nominee	I
Preston Chiaro	56	Director	II
William Fox III	64	Director	II
C. Kevin McArthur	55	Director	II
Colin Marshall	46	President, Chief Executive Officer and Director	III
Steven Nance	53	Director	III
Chris Tong	53	Director	III

        Below are summaries of the background, business experience, attributes, qualifications and skills of the current directors and nominees of the company.

        Keith Bailey has served as Chairman of our Board since September 2009. In 2002, Mr. Bailey retired from serving as the chairman of the board of directors of Williams Companies, Inc., a natural gas company, a position he held since 1994. Mr. Bailey served as the president of Williams Companies, Inc. from 1992 to 2001, and chairman and chief operating officer from 1994 to 2002. Mr. Bailey is a member of the board of directors of Integrys Energy Group, Inc., a natural gas and electric utility company, APCO Oil & Gas International, Inc. and Markwest Energy Partners, L.P., a natural gas gathering and processing company. Mr. Bailey is also a member of the board at Aegis Insurance Services Ltd., an insurance company. Mr. Bailey holds a bachelor of science in mechanical engineering from the Missouri School of Mines and Metallurgy.

        Qualifications of Mr. Bailey:    Mr. Bailey has over forty years of executive experience in the energy business, particularly with respect to oil and gas and coal, and almost as many as a director. Mr. Bailey offers extensive senior leadership and energy industry expertise to our Board, as well as significant corporate governance experience with his years in leadership and board positions with other public companies.

        William Owens has served as a director since January 2010. The Honorable Mr. Owens previously served as Governor of Colorado from January 1999 to January 2007. Mr. Owens is currently a Senior Advisor at PCL Constructors Inc., an industrial and civil infrastructure construction company, a senior fellow for the University of Denver, and managing director of Front Range Resources, a land and water development company. Mr. Owens serves on the board and audit committee for Key Energy Services Inc., an oil well services company. He is also a director and member of the investment and strategy committee of Far Eastern Shipping Company, a Russian shipping and railroad company. Mr. Owens serves as director of Great Western Oil and Gas, a private oil and gas exploration and production company, and Vision Logistics, a private oil field transportation company, and is on the board and audit committee of Keating Capital, a business development company. Mr. Owens received his bachelor of science degree from Stephen F. Austin State University and his masters in public affairs from the University of Texas.

        Qualifications of Mr. Owens:    Mr. Owens' experience in public affairs makes him well suited to provide strategic lobbying and public affairs advice to the Board. He also has extensive experience in the energy industry, including coal, oil and gas and renewable energy sources. Mr. Owens' contacts in government and the energy industry are a significant benefit to the Board and the Nominating and Corporate Governance Committee. Mr. Owens also has experience serving on the boards of other public companies.

        Preston Chiaro has served as a director since July 2008. Mr. Chiaro has served since November 2009 as the Group Executive, Technology & Innovation of Rio Tinto and from September 2003 to November 2009 as the Chief Executive Officer of Rio Tinto's Energy group, which includes Rio Tinto's coal operations in Australia, Rio Tinto Coal Australia and Coal & Allied, our predecessor, RTEA, and certain uranium interests in Energy Resources of Australia and the Rössing mine in Namibia. From 1999 to 2003, Mr. Chiaro served as the Chief Executive Officer and President of Rio Tinto Borax, a leading producer of borate deposits. Mr. Chiaro is a Director of the World Coal Institute and served as its Chairman from 2006 to 2008 and also serves as a member of the board of directors of Rössing Uranium Limited. Mr. Chiaro received his bachelor of science in environmental engineering and his masters in environmental engineering from Rensselaer Polytechnic Institute.

        Qualifications of Mr. Chiaro:    Mr. Chiaro has almost twenty years experience in senior positions within Rio Tinto, a worldwide mining company. He brings significant mining industry and operational experience to the Board, including with respect to the company's reclamation obligations.

        William Fox III has served as a director since October 2009. From 1989 until his retirement in 2003, Mr. Fox served as Managing Director, Global Industry Head, Global Energy and Mining of Citigroup Inc., a global financial services company. Prior to that, Mr. Fox was Citigroup's Managing Director, North American Energy and Vice President, Petroleum Department. Mr. Fox serves on the board of directors, on the executive and nominating and corporate governance committees, and as chairman of the audit committee of Rowan Companies, Inc., a provider of international and domestic contract drilling services. Mr. Fox holds a bachelor of arts degree in economics from Trinity College.

        Qualifications of Mr. Fox:    Mr. Fox has over thirty years experience in commercial banking with a focus in lending to energy companies. In addition, his qualifications as a financial expert provide an essential skill set to the Board and the Audit Committee.

        C. Kevin McArthur has served as a director since January 2010. Mr. McArthur served as president, chief executive officer and director of Goldcorp Inc., a mining company engaged in the exploration, processing, extraction and production of gold, from December 2006 to December 2008, when he retired. From February 1998 until December 2006, Mr. McArthur worked for Glamis Gold, Inc., a gold mining company, as its chief executive officer and director. Mr. McArthur currently serves as president, chief executive officer and a director of Tahoe Resources Inc., a private precious metals exploration company, and is a director, chairman of the governance committee and member of the compensation committee for Consolidated Thompson Iron Ore Mines Ltd., an exploration and development company focusing on iron ore. He also serves on the nominating and governance committee for Pembrook Mining Corp., a private minerals exploration company. Mr. McArthur received his bachelor of science degree in mining engineering at the University of Nevada, Reno.

        Qualifications of Mr. McArthur:    Mr. McArthur has nearly thirty years experience in minerals mining, and almost fifteen years in senior leadership positions in the industry. Mr. McArthur's strong mining background brings with it an extensive knowledge of safety and environmental issues unique to the mining industry that is a key asset to the Board and to the Health Safety Environment and Communities Committee, which he chairs.

        Colin Marshall has served as our President, Chief Executive Officer and a director since July 2008. Previously, he served as the President and Chief Executive Officer of RTEA from June 2006 until November 2009. From March 2004 to May 2006, Mr. Marshall served as General Manager of Rio Tinto's Pilbara Iron's west Pilbara iron ore operations in Tom Price, West Australia, as General Manager of RTEA's Cordero Rojo mine in Wyoming from June 2001 to March 2004 and as Operations Manager of RTEA's Cordero Rojo mine from August 2000 to June 2001. Mr. Marshall worked for Rio Tinto plc in London as an analyst in the Business Evaluation Department from 1992 to 1996. From 1996 to 2000, he was Finance Director of Rio Tinto Pacific Coal business unit based in Brisbane Australia. Mr. Marshall received his bachelor of engineering degree and his master's degree in mechanical engineering from Brunel University and his master of business administration from the London Business School.

        Qualifications of Mr. Marshall:    In his position as President and Chief Executive Officer, making him the senior most executive of the company, Mr. Marshall provides the Board with a key perspective into the operations of the business, including the operations and marketing challenges it faces. Mr. Marshall has almost twenty years of financial and operational experience in the mining industry with Rio Tinto.

        Steven Nance has served as a director since January 2010. Mr. Nance previously served as the president of Peoples Energy Production Company, an oil and gas exploration and production company from September 2000 until September 2007. Prior to that, Mr. Nance was the chairman, president and chief executive officer of XPLOR Energy Inc., an oil and gas exploration company from 1998 until 1999 and was its president and chief executive officer from 1997 until 1999. Mr. Nance currently serves as the president and sole director of Steele Creek Investment Company, a company dealing primarily in oil and gas investments. Mr. Nance received his bachelor of science degree in petroleum engineering from Texas Tech University.

        Qualifications of Mr. Nance:    Mr. Nance has over thirty years experience in the oil and gas industry and has significant experience in senior executive positions, as well as merger and acquisition activities in these industries. Mr. Nance has experience in risk management and, along with his perspective as a former executive, brings a wealth of broad corporate knowledge to the Board.

        Chris Tong has served as a director since October 2009. Mr. Tong served as Senior Vice President and Chief Financial Officer for Noble Energy, Inc., a company engaged in worldwide oil and gas exploration and production, from January 2005 to August 2009, when he retired. From August 1997 to

December 2004, Mr. Tong served as Senior Vice President and Chief Financial Officer for Magnum Hunter Resources, Inc., an oil and gas exploration and production company. Since 2006, Mr. Tong has served on the board of directors of Targa Resources, Inc., a provider of integrated midstream natural gas services, and he currently serves as chairman of its audit committee. Mr. Tong holds a bachelor of arts degree in economics from the University of Southwestern Louisiana.

        Qualifications of Mr. Tong:    Mr. Tong has experience as a Fortune 500 chief financial officer in the energy industry and has thirty years experience as a financial executive. His experience also includes work in the banking industry with a focus on the energy sector and serving on the boards of other public companies. He brings significant financial, capital markets and energy industry experience to the Board and in his position as the chairman of our Audit Committee.

Board Recommendation on Proposal

        The Board unanimously recommends a vote FOR the election of each of the Class I director nominees named above. The management proxy holders will vote all properly submitted proxies FOR election unless instructed otherwise.

EXECUTIVE OFFICERS

        This section provides information regarding the background, business experience, attributes, qualifications and skills of our current executive officers, other than Mr. Colin Marshall, President, Chief Executive Officer and Director. Refer to the table above under "Proposal I—Election of Directors" for biographical and related information regarding Mr. Marshall.

Name	Age	Position(s)
Michael Barrett	41	Executive Vice President and Chief Financial Officer
Gary Rivenes	40	Executive Vice President and Chief Operating Officer
Cary Martin	57	Senior Vice President, Human Resources
James Orchard	49	Senior Vice President, Marketing and Government Affairs
Bryan Pechersky	39	Senior Vice President and General Counsel
A. Nick Taylor	59	Senior Vice President, Technical Services
Terri Eggert	49	Vice President of Finance and Chief Accounting Officer

        Michael Barrett has served as our Executive Vice President and Chief Financial Officer since September 2008. Previously, he served as Chief Financial Officer of RTEA from April 2007 until November 2009, and as Acting Chief Financial Officer of RTEA from January 2007 to March 2007. From November 2004 to April 2007, Mr. Barrett served as Director, Finance & Commercial Analysis of RTEA, and as Principal Business Analyst of Rio Tinto Iron Ore's new business development group from December 2001 to November 2004. From May 1997 to May 2000, Mr. Barrett worked as a Senior Business Analyst for WMC Resources Ltd, a mining company, and was Chief Financial Officer and Finance Director of Medtech Ltd. and Auxcis Ltd., two technology companies listed on the Australian stock exchange, from May 2000 to December 2001. From August 1991 to May 1997, he held positions with PricewaterhouseCoopers in England and Australia. Mr. Barrett received his bachelor's degree with joint honors in economics and accounting from Southampton University and is a Chartered Accountant.

        Gary Rivenes has served as our Executive Vice President and Chief Operating Officer since October 2009. Previously, he served as Vice President, Operations, of RTEA from December 2008 until November 2009, and as Acting Vice President, Operations, of RTEA from January 2008 to November 2008. From September 2007 to December 2007, Mr. Rivenes was General Manager for RTEA's Jacobs Ranch mine and RTEA's Antelope mine from October 2006 to September 2007 and served as Manager, Mine Operations for RTEA's Antelope mine from November 2003 to

September 2006. Prior to that, he worked for RTEA in a variety of operational and technical positions for RTEA's Antelope, Colowyo and Jacobs Ranch mines for 17 years. Mr. Rivenes holds a bachelor of science in mining engineering from Montana College of Mineral, Science & Technology.

        Cary Martin has served as our Senior Vice President of Human Resources since October 2009. Previously, he served as Vice President / Corporate Officer of Human Resources for OGE Energy Corp., an electric utility and natural gas processing holding company from September 2006 until March 2008, and as a Segment Vice President for several different divisions of SPX Corporation, an international multi-industry manufacturing and services company from December 1999 until May 2006. From 1982 until 1999, Mr. Martin served in various management and officer positions for industries ranging from medical facilities to cable manufacturers. Mr. Martin received his bachelor's degree in Business Administration from the University of Missouri and his master's degree in Management Sciences from St. Louis University.

        James Orchard has served as our Senior Vice President, Marketing and Government Affairs since October 2009. Previously, he served as Vice President, Marketing and Sustainable Development for RTEA from March 2008 until November 2009. From January 2005 to March 2008, Mr. Orchard was director of customer service for RTEA. Prior to that he worked for Rio Tinto's Aluminum division in Australia and New Zealand for over 17 years, where he held a number of technical, operating, process improvement and marketing positions, including as manager of metal products from January 2001 to January 2005. Mr. Orchard graduated from the University of New South Wales with a bachelor of science and a PhD in industrial chemistry.

        Bryan Pechersky has served as our Senior Vice President and General Counsel since January 2010. Previously, Mr. Pechersky was Senior Vice President, General Counsel and Secretary for Harte-Hanks, Inc., a worldwide, direct and targeted marketing company, from March 2007 until January 2010. Prior to that, he served as Senior Vice President, Secretary and Senior Corporate Counsel for Blockbuster Inc., a global movie and game entertainment retailer, from October 2005 until March 2007, and from March 2004 until October 2005 was Deputy General Counsel and Secretary for Unocal Corporation, an international energy company acquired by Chevron Corporation in 2005. Mr. Pechersky was in private practice for approximately seven years with the international law firm Vinson & Elkins LLP before joining Unocal Corporation. Mr. Pechersky also served as a Law Clerk to the Honorable Loretta A. Preska, Chief Judge of the U.S. District Court for the Southern District of New York in 1995 and 1996. Mr. Pechersky earned his bachelor's degree and Juris Doctorate from the University of Texas, Austin, Texas.

        A. Nick Taylor has served as our Senior Vice President, Technical Services since October 2009. Previously, he served as RTEA's Vice President of Technical Services & Business Improvement Process from October 2005 until November 2009. Prior to that, Mr. Taylor worked for Rio Tinto Technical Services in Sydney providing advice to Rio Tinto mining operations worldwide from 1992 to 2005, at its Bougainville Copper operations in New Guinea from 1980 to 1981, and at its Rössing Uranium operations in Namibia from 1976 to 1980. Additionally, he worked for Nchanga Consolidated Copper Mines in Zambia from 1973 to 1976, and as a mining consultant in Australia between 1981 and 1992. Mr. Taylor graduated from the University of Wales with a bachelor of science degree in Mineral Exploitation.

        Terri Eggert has served as our Vice President of Finance since September 2009 and our Chief Accounting Officer since March 2010. Previously, she served as Assistant Controller from January 2007 until July 2009 for Ball Corporation, a supplier of high-quality metal and plastic packaging for beverage, food and household products customers, and of aerospace and other technologies and services. Prior to that, Ms. Eggert worked for Molson Coors Brewing Company as its Director of Accounting Processes from June 2001 until January 2007 and as its Director of Corporate Accounting from June 1997 through June 2001 and Manager of Technical Accounting from December 1996 until

June 1997. Ms. Eggert worked for the accounting firms Deloitte & Touche and KPMG prior to joining Molson Coors Brewing Company. Ms. Eggert received her bachelor of arts degree in accounting from the University of Wyoming and is a certified public accountant.

CORPORATE GOVERNANCE

        We believe that strong corporate governance helps to ensure that our company is managed for the long-term benefit of our stockholders. As part of our commitment to corporate governance leadership and our compliance with the listing standards of the NYSE and SEC regulations, we have adopted various charters, policies and procedures. You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Health Safety Environment and Communities Committee, as well as our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Principal Executive and Senior Officers and certain other policies and procedures at our website at www.cloudpeakenergy.com in the "Corporate Governance" and "Committee Charters" subsections in the "Investor Relations" section. Additionally, stockholders can request copies of any of these documents free of charge by writing to the following address:

Cloud Peak Energy Inc.
505 South Gillette Avenue
Gillette, Wyoming 82716
Attention: General Counsel

        In November 2009, we became a publicly traded company through our listing on the NYSE. As we continue through our first year and beyond as a public company, the Board plans to periodically review these materials, Delaware corporate law, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. From time to time, we expect these materials and our Corporate Governance Guidelines will be modified in response to changing regulatory requirements, evolving practices, concerns of our stockholders and other stakeholders and otherwise as circumstances warrant. We encourage you to check our website periodically for the most recent versions of our governance materials.

Board Leadership Structure

        Cloud Peak Energy's Chairman of the Board and Chief Executive Officer positions are separate. Our Board is composed of a majority of independent directors. The only members of our Board who are not considered independent are Mr. Marshall, our President and Chief Executive Officer, and Mr. Chiaro, who is an executive of Rio Tinto, which continues to hold membership interests in our subsidiary, Cloud Peak Energy Resources LLC. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees, each as described below, are each composed of entirely independent directors, including the chairman of each committee. The Board believes that the Health Safety Environment and Communities Committee is best served by including Messrs. Marshall and Chiaro as members and has appointed an independent director as the chairman of that Committee.

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Prior to our initial public offering in November 2009 ("IPO"), our company was managed by Rio Tinto's applicable product group leadership. Our company was formed in July 2008 in connection with Rio Tinto's divestment initiatives. At that time, Mr. Marshall was appointed as our President and Chief Executive Officer and director. In September 2009, Mr. Bailey was elected to our Board and appointed as an independent Chairman. Mr. Bailey continues to serve in that capacity. We believe the number of independent directors that make up our Board, along with the oversight provided by our independent Chairman, benefits the company and our stockholders. The Board and independent directors plan to consider the Board's leadership structure on a regular basis. This consideration will include an analysis of the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Board's Role in Risk Oversight

        We became a stand-alone public company in November 2009. Therefore, the Board's role in risk oversight continues to be evaluated and to evolve. Generally speaking, the Board executes oversight responsibility for risk management directly and through its Committees, as follows:

  •
  The Audit Committee has primary responsibility for overseeing and discussing with management the company's major risk exposures and appropriate steps to monitor and control such exposures. The company's Internal Auditor, who reports directly to the Audit Committee and administratively to our Senior Vice President and General Counsel, facilitates the evaluation and ongoing improvements to the company's systems for overall risk management. The Audit Committee's meeting agendas are planned to include discussions of significant individual risk areas throughout the year. In addition, the Audit Committee has certain oversight responsibilities with respect to our compliance program.

  •
  The Board's other Committees (Compensation, Nominating and Corporate Governance, and Health Safety Environment and Communities) oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

  •
  The Board is kept abreast of its Committees' risk oversight and other activities via reports of the Committee chairmen to the full Board. These reports are presented at regular Board meetings and include discussions of Committee agenda topics, including matters involving risk oversight. For additional information about the activities and responsibilities of the Board's Committees and the scope of the Board's delegation to its Committees, refer to the Committees' charters, which are available at our website at www.cloudpeakenergy.com in the "Committee Charters" subsection in the "Investor Relations" section.

  •
  The Board's meetings are also planned to consider specific risk topics, including risks associated with our strategic plan, our capital structure and our significant business activities. In addition, the Board receives detailed regular reports from members of our executive management team, which include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and discussed, as necessary, at Board meetings. Further, the Board's fulfillment of its oversight responsibility for risk management includes being informed between regular meetings of significant developments that could affect our risk profile or other aspects of our business.

Diversity of Board Members

        We do not maintain a separate policy regarding the diversity of our Board members. However, the charter of the Nominating and Corporate Governance Committee provides that in recommending potential nominees to the Board, the Committee will take diversity into account with the intent of creating a Board that consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Consistent with its charter, the Nominating and Corporate Governance Committee and ultimately the Board seek nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the appropriate mix of skills, perspectives, personal and professional experiences and backgrounds necessary to fulfill the needs of the company with respect to the current issues facing the company. Recommendations include a review by the Nominating and Corporate Governance Committee of the contribution of fellow directors, as well as the qualifications of new nominees.

Board of Directors and Board Committees

        Our business is managed under the direction of our Board. The Board appoints the Chief Executive Officer (CEO), approves and monitors the fundamental financial and business strategies of our company, and provides a source of advice and counsel to management. The Board also oversees CEO succession planning and is responsible for ensuring that succession planning for other members of senior management is ongoing. In addition, the Board's responsibility includes reviewing and approving major corporate actions, working with management to identify the principal risks of the company's businesses and overseeing the implementation of appropriate risk management systems, as well as evaluating, through the Compensation Committee, the compensation of the CEO and other executive officers.

        The Board meets on a regularly scheduled basis to review significant developments affecting our company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. It also holds special meetings when an important matter requires action or review by the Board between regularly scheduled meetings. We became a stand-alone public company in November 2009. The Board met two times and the Nominating and Corporate Governance Committee met one time during 2009. Each director, other than Mr. Chiaro, participated in all Board meetings and committee meetings of which the director was a member that were held during the period that he served as a director. Mr. Chiaro attended one of the Board meetings in 2009 and was unable to attend the other Board meeting in 2009 as a result of a scheduling conflict that prevented him from attending.

        The Board has separately designated standing Audit, Compensation, Nominating and Corporate Governance and Health Safety Environment and Communities Committees. The following table provides membership and meeting information for each of the Board's standing committees:

Director	Independent(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health Safety Environment and Communities Committee
Keith Bailey	Yes	—	—	—	Member
Preston Chiaro	No	—	—	—	Member
William Fox III	Yes	Member(2)	Chair	—	—
Colin Marshall	No	—	—	—	Member
Chris Tong	Yes	Chair(2)	—	Member	—
William Owens	Yes	—	Member	Chair	—
C. Kevin McArthur	Yes	—	—	Member	Chair
Steven Nance	Yes	Member	Member	—	—
Number of Meetings in 2009(3):		0	0	1	0

(1)
The Board has determined that the director is independent as described below under "Independence of Directors."

(2)
The Board has determined that the director is an Audit Committee financial expert as described below under "Audit Committee Financial Experts and Financial Literacy."

(3)
We became a stand-alone public company in November 2009.

        A brief description of the principal functions of each of the Board's four standing committees follows. The Board retains the right to exercise the powers of any committee to the extent consistent with applicable rules and regulations, and may do so from time to time. For additional information, please refer to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, and the Health Safety Environment and Communities Committee Charter, which are available on our website at www.cloudpeakenergy.com in the "Committee Charters" subsection in the "Investor Relations" section.

  Audit Committee

        Cloud Peak Energy established its Audit Committee in connection with its IPO. The Audit Committee currently consists of Messrs. Tong (Chair), Fox and Nance. The Board has determined that each member of the Audit Committee meets the independence requirements of the rules of the NYSE and our Guidelines on the Independence of the Directors. Each Audit Committee member satisfies the additional audit committee independence standards under Rule 10A-3 of the SEC. In addition, each Audit Committee member is financially literate for purposes of serving on our Audit Committee and each member of the Audit Committee has served as a senior executive of a large corporation, and has had significant experience with financial matters relating to those organizations.

        The primary function of the Audit Committee is to assist the Board in fulfilling its responsibility to our stockholders, the investment community and governmental agencies that regulate our activities in its oversight of (1) the integrity of our consolidated financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accountants qualifications, independence and performance, and (4) the performance of our internal audit function.

  Compensation Committee

        Cloud Peak Energy established its Compensation Committee in connection with its IPO. The Compensation Committee currently consists of Messrs. Fox (Chair), Owens and Nance. The Board has determined that each member of the Compensation Committee meets the independence requirements of the rules of the NYSE and our Guidelines on the Independence of the Directors. Each Compensation Committee member also qualifies as an "outside director" in accordance with Section 162(m) of the Internal Revenue Code (the Code), and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. Each member of the Compensation Committee either currently serves, or has served, as a senior executive of a large corporation, and has had significant experience with compensation matters relating to senior executives of those organizations.

        The primary functions of the Compensation Committee are to:

  •
  establish Cloud Peak Energy's general compensation philosophy, in consultation with management and external independent consultants, and oversee the development and implementation of compensation policies and program;

  •
  recommend to the independent directors of the Board, the compensation structure for the CEO, including setting the CEO's corporate goals and objectives and evaluating the CEO's performance annually, and to review and approve the compensation structure for the other executive officers and the Board;

  •
  make recommendations to the Board on any new equity-based compensation plan, on any material change to an existing plan and/or in respect to any new or material change to Cloud Peak Energy's short-term and long-term incentive plans and to discharge any responsibilities imposed on the Committee by any of these plans; and

  •
  review and discuss with management the company's "Compensation Discussion and Analysis" and issue an annual Compensation Committee report on executive officer compensation for inclusion in the company's annual proxy statement or Form 10-K in accordance with applicable laws, rules and regulations of the SEC.

        The Compensation Committee may, in its discretion and as appropriate, delegate duties and responsibilities to a member or to a subcommittee of the Compensation Committee. However, no subcommittee may be delegated any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. No subcommittees were formed or met in 2009.

        The Compensation Committee may meet in executive session as it deems appropriate to review and consider executive compensation matters without the presence of our executive officers. These executive sessions may include other non-employee directors.

  Other Participants in the Executive Compensation Process

        In addition to the members of the Compensation Committee and members of the Board who may also be in attendance at the Compensation Committee's meetings, our management and, when engaged by the Compensation Committee from time to time, outside compensation consultants also participate in and contribute to our executive compensation process. Ultimately, the Compensation Committee exercises its independent business judgment with respect to recommendations and opinions of these other participants and the Compensation Committee (or our independent directors as a group) makes final determinations about our executive officer compensation.

  Management

        As with all our committees, the Compensation Committee was formed in November 2009 in connection with our separation from Rio Tinto. In its regularly scheduled meeting in January 2010, the Compensation Committee invited input from our management on executive compensation for 2010, which was presented by our CEO and director, Mr. Colin Marshall. Mr. Marshall provided the perspective of management to the Compensation Committee regarding executive compensation matters generally and the performance of the executive officers reporting to him. Being the first committee meeting, Mr. Marshall also provided background information regarding the former compensation structure put in place by Rio Tinto prior to our IPO.

  Compensation Consultants

        During 2009, the Compensation Committee did not retain any compensation consultants. In administering our executive compensation program, the Compensation Committee intends to seek advice, as appropriate, from objective external compensation consultants in the future.

        Decisions with respect to the amount or form of executive and director compensation for 2009 were made by Rio Tinto and its remuneration committee and took into account the information and advice provided by Mercer (US) Inc. ("Mercer"), its independent compensation consultant, in the context of factors and considerations specific to Cloud Peak Energy. Future decisions with respect to the amount or form of executive and director compensation will be made ultimately by our Compensation Committee. The Compensation Committee may take into account factors and considerations other than the information provided by Mercer or other future compensation consultants.

  Nominating and Corporate Governance Committee

        Cloud Peak Energy established its Nominating and Corporate Governance Committee ("Governance Committee") in connection with its IPO. The Governance Committee currently consists of Messrs. Owens (Chair), Tong and McArthur. The Board has determined that each member of the Governance Committee meets the independence requirements of the NYSE and our Guidelines on the Independence of Directors. The primary functions of the Nominating and Corporate Governance Committee are to:

  •
  develop and recommend to the Board a set of corporate governance guidelines applicable to Cloud Peak Energy;

  •
  recommend nominees for election as directors of Cloud Peak Energy;

  •
  identify directors qualified to become members of any committee of the Board;

  •
  make recommendations to the Board as to changes to the size of the Board or any committee thereof;

  •
  establish procedures for the committee to exercise oversight of the evaluation of management, the Board, its committees and the contribution of individual directors; and

  •
  review Cloud Peak Energy's Corporate Governance Guidelines at least once per year.

  Health Safety Environment and Communities Committee

        Cloud Peak Energy established its Health Safety Environment and Communities Committee (the "HSEC Committee") in January 2010. The HSEC Committee is currently comprised of Messrs. McArthur (Chair), Bailey, Chiaro and Marshall. The primary functions of the HSEC Committee are to:

  •
  review appropriate objectives and policies for the company relative to the protection of the health and safety of employees, contractors, customers, the public and the environment;

  •
  oversee the company's procedures for identifying, assessing, monitoring and managing the principal risks in the company's business associated with safety and occupational health, the protection of the environment and sustainable development;

  •
  review and discuss with management any material noncompliance with safety, health, environment and sustainability-related laws and management's responses thereto;

  •
  review pending or threatened administrative, regulatory, or judicial proceedings that are material to the company and management's response to such proceedings; and

  •
  oversee significant health, safety, environment and sustainability public policy, legislative, regulatory, political and social issues and trends that may affect the company.

        The HSEC Committee is responsible for, in conjunction with the Board, overseeing the company's Health, Safety, Environment and Sustainable Development Policy and other related policies and programs, which the company may, from time to time, develop.

Director Nomination Process

        The Governance Committee of the Board identifies and recommends to the Board the candidates for nomination as directors. Stockholders may propose nominees for consideration by our Governance Committee by submitting names and supporting information in accordance with our bylaws and applicable law. The Board approves the final choice of candidates for nomination and election by the stockholders.

        The Governance Committee selects nominees for the Board, including any nominees proposed for consideration by our stockholders, in accordance with the procedures and criteria set forth in the Corporate Governance Guidelines and the Governance Committee's charter. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the company. In reviewing director candidates, the Governance Committee reviews each candidate's qualifications for membership on the Board and takes into account the competencies, skills and personal qualities required to add value to the company and to the functioning of the Board and its committees such as independence, financial expertise, diversity, experience with businesses and other organizations of comparable size and the interplay of the candidate's experience with the experience of other Board members.

        As provided by our Corporate Governance Guidelines, Board members are expected to demonstrate high ethical standards and integrity in their personal and professional dealings, act honestly and in good faith with a view to the best interests of the company, devote sufficient time to the affairs of the company and exercise care, diligence and skill in fulfilling their responsibilities, both as a Board member and as a member of any of its standing Committees. They are also expected to provide independent judgment on a broad range of issues, understand and challenge the key business plans of the company, be willing to work in a team and be open to opinions of others, raise the appropriate difficult questions and issues to facilitate active and effective participation in the deliberation of the Board and of each Committee on which he or she serves. Further, our Board members should make all reasonable efforts to attend all Board and committee meetings, review the materials provided by management in advance of the Board and committee meetings, and inform the Chairman before accepting membership on any other board of directors or audit committee. They should also inform the Chairman of any change in the director's interests that could affect the director's relationship to the company.

        The Governance Committee and the full Board may take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to the company's stockholders.

        In accordance with our Corporate Governance Guidelines, a director who has attained the age of 72 prior to the annual meeting of stockholders in any year at which the director's current term expires will retire from office at such annual meeting.

Independence of Directors

        Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our Board is comprised of a majority of directors who satisfy the criteria for "independent directors."

        Annual questionnaires are used to gather input to assist the Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Governance Committee presented its findings to the Board on the independence of (1) William Fox III, (2) Chris Tong, (3) Keith Bailey, (4) William Owens, (5) C. Kevin McArthur, and (6) Steven Nance, in each case in accordance with the applicable federal securities laws, the SEC rules promulgated thereunder, and the applicable rules of the NYSE and our Guidelines on the Independence of the Directors. The Board determined that, other than in their capacity as directors, none of these non-employee directors had a material relationship with Cloud Peak Energy, either directly or as a partner, stockholder or officer of an organization that has a relationship with Cloud Peak Energy. The Board further determined that, except as described below, (1) each director currently serving on the Audit Committee, Compensation Committee and Governance Committee is otherwise independent under applicable NYSE listing standards and our Guidelines on the Independence of the Directors for purposes of serving on the Board, the Audit Committee, the Compensation Committee and the

Governance Committee, and (2) each such non-employee director satisfies the additional audit committee independence standards under Rule 10A-3 of the SEC.

Executive Sessions

        Our Corporate Governance Guidelines provide that every regular meeting of the Board will include one or more executive sessions at which no executive directors or other members of management are present to promote free and open discussion and communication among the non-executive directors. At least one executive session per year will include only independent directors. Our current Chairman, who is an independent director, presides over all executive sessions of the Board. If, in the future, our Chairman is a person who is an executive of the company, in accordance with our Corporate Governance Guidelines, our Board shall appoint a lead director from among the non-executive directors to preside over the executive sessions of the Board.

Audit Committee Financial Experts and Financial Literacy

        The Board has determined that Messrs. Fox, Tong and Nance, the current members of the Audit Committee, are each financially literate as interpreted by the Board in its business judgment based on applicable NYSE rules, and that Messrs. Tong and Fox further qualify as an audit committee financial expert, as such term is defined in applicable SEC rules.

Communications with Non-Management Directors and Other Board Communications

        The Board provides a process, pursuant to its Policy Regarding Communications from Stockholders, to enhance the ability of stockholders and other interested parties to communicate directly with the non-management directors as a group, the entire Board, Board committees or individual directors, including the Chairman and chair of any Board committee.

        Stockholders and other interested parties may communicate by writing to: Board of Directors, Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary; or via Internet at www.cloudpeakenergy.com by clicking on "Investor Relations." Stockholders may submit their communications to the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked "Confidential—To be opened only by the Corporate Secretary of the Company." The Corporate Secretary of the Company will compile all communications and forward them to the General Counsel. The General Counsel or his designee will review all communications submitted using the process described herein and forward such communications to such director or group of directors as the General Counsel or his designee deems necessary or appropriate. The General Counsel or his designee is not required to forward certain communications if it is determined that the communication is (1) unrelated to the duties and responsibilities of the Board, (2) unduly hostile, threatening or illegal, or (3) obscene or otherwise deemed to be inappropriate.

        Stockholder communications that relate to accounting, internal accounting controls or auditing matters will be processed in accordance with our Accounting Complaints Policy. Concerns about accounting or auditing matters may be forwarded on a confidential or anonymous basis to the Audit Committee by writing to: Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: General Counsel; as well as through the Ethics Hotline at (866) 528-0054.

Director Attendance at Annual Meetings

        Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend. Our 2010 Annual Meeting of Stockholders will be our first annual meeting of stockholders since our IPO.

 Policies on Business Conduct and Ethics

        We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Code of Conduct that applies to all of our directors, officers and employees, which promotes the fair, ethical, honest and lawful conduct in our business relationships with investors, employees, customers, suppliers, competitors, government representatives, and other business associates. In addition, we have adopted a Code of Ethics for Principal Executive and Senior Financial Officers. These two policies form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments.

        Both our Code of Conduct and our Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at www.cloudpeakenergy.com, in the "Corporate Governance" subsection in the "Investor Relations" section. In accordance with NYSE and SEC rules, we currently intend to disclose any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our Chief Executive Officer or Chief Financial Officer, by posting such information on our website (www.cloudpeakenergy.com) within the time period required by applicable SEC and NYSE rules.

Certain Relationships and Related Transactions

  Policies and Procedures for Review and Approval of Related Party Transactions

        Pursuant to our Related Party Transactions Policy, our Audit Committee reviews and approves or ratifies transactions in excess of $100,000 of value in which we participate and in which a director, executive officer or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. Under this policy, the Audit Committee is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Audit Committee is to approve only those related party transactions that the Audit Committee believes are on their terms, taken as a whole, no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party and that the Audit Committee determines are not inconsistent with the best interests of the company. This policy does not apply to agreements entered into with Rio Tinto and its affiliates in connection with our IPO, including the agreements described below under "Structuring Transactions and Related Agreements."

  Historical Relationship with Rio Tinto

        As reported on a Schedule 13G dated February 10, 2010, Rio Tinto beneficially owns approximately 48.3% of the membership units of Cloud Peak Energy Resources LLC ("CPE Resources"), our majority-owned subsidiary.

  Rio Tinto America Cash Management

        In October 2006, RTEA, our predecessor, and Rio Tinto America, through its wholly-owned subsidiary, Kennecott Holdings Corporation ("KHC"), entered into a cash management arrangement whereby the cash of our company was transferred to and from KHC on a regular basis and combined into a singular pool of funds with certain other Rio Tinto companies in the U.S. for investment purposes. This arrangement, administered by Rio Tinto Services Inc.'s treasury services department, was put in place to allow Rio Tinto America to maximize the most efficient use of cash for its U.S. companies. Under this arrangement, funds paid into the primary relationship bank were swept out of the consolidated account or brought in to cover presented items each day. Any money swept out was invested overnight, earning interest, and returned the next morning. Balances resulting from these transactions bore interest at the same rate as interest earned on the overnight investment account at the bank. This arrangement was terminated prior to the completion of our IPO.

  General and Administrative Expenses

        Prior to our IPO, KHC and Rio Tinto Services Inc. provided various services and other general corporate support to us, including tax, treasury, corporate secretary, procurement, information systems and technology, human resources, accounting services and insurance/risk management in the ordinary course of business under preexisting contractual arrangements. We were charged for these services provided under our pre-existing contractual arrangements on a unit cost or cost allocation basis, such as per invoice processed, proportion of information technology users, share of time, or based on a combination of factors, including revenue, operating expenses and head count. Under the Transition Services Agreement that we entered into with Rio Tinto Services Inc., they continued to provide certain of those services to us for a limited transition period in connection with our IPO. See "Structuring Transactions and Related Agreements" below.

  Rio Tinto's Headquarters Costs

        Prior to our IPO, we were allocated a portion of Rio Tinto's headquarters costs, including technology and innovation, board, community and external relations, investor relations, and human resources. The allocations were based on a percentage of operating expenses or revenue. As of the completion of the IPO, we no longer pay this charge to Rio Tinto.

  Guarantees

        In the normal course of business we are required to secure certain operational obligations such as reclamation or coal lease obligations. These obligations are normally secured through surety bonds and letters of credit. While we were a part of Rio Tinto, Rio Tinto typically served as guarantor of our surety bonds. Our letters of credit were generally issued under Rio Tinto's pre-existing credit facilities on our behalf. We agreed to use our commercially reasonable efforts following the completion of the IPO to obtain new surety bonds, letters of credit or other credit arrangements and to obtain the full release of Rio Tinto and its affiliates with respect to any existing surety bonds, letters of credit and other guarantees or credit arrangements, which has now been substantially completed. We also placed approximately $80.2 million in escrow for the benefit of Rio Tinto with respect to our existing reclamation obligations. The amount of restricted cash was based on then-current estimates of restricted cash required as collateral for our new surety bonds that replaced the existing surety arrangements securing our reclamation obligations.

  Other Transactions with Rio Tinto America

        In 2007, RTEA, our predecessor, began leasing office space from Rio Tinto America. This lease will expire on January 1, 2011.

        We paid $112,836 in cash in 2009 to Rio Tinto America related to Rio Tinto stock compensation plans, which were reflected in the consolidated financial statements as dividends to Rio Tinto.

  Transitional Support Services

        Effective October 7, 2008, RTEA distributed to Rio Tinto America its controlling interests in the Colowyo mine and the uranium mining venture. We provided certain transitional management and administrative support services to the distributed entities on a cost reimbursement basis. These transitional services were terminated in March 2009.

   Structuring Transactions and Related Agreements

  History

        Prior to our IPO, Cloud Peak Energy Inc. was a wholly-owned subsidiary of Rio Tinto America Inc. In connection with our IPO, on November 19, 2009, Cloud Peak Energy Inc. acquired from RTEA approximately 51.7% of the common membership units in CPE Resources in exchange for a promissory note ("CPE Note"). As a result of these transactions, Cloud Peak Energy Inc. became the sole managing member of CPE Resources with a controlling interest in CPE Resources and its subsidiaries. Cloud Peak Energy Inc. used the proceeds from the IPO to repay the promissory note upon the completion of our IPO on November 25, 2009.

        In connection with our IPO, we entered into various agreements governing the relationship among us and various Rio Tinto affiliates. We summarize these agreements below, which summaries are qualified in their entirety by reference to the full text of the agreements which are filed as exhibits to Current Report on Forms 8-K filed with the SEC on November 25, 2009 and December 2, 2009.

  Acquisition Agreement and CPE Note

        Cloud Peak Energy entered into the Acquisition Agreement with Rio Tinto, pursuant to which we acquired a portion of Rio Tinto's interest in its western U.S. coal business (other than the Colowyo mine). Under the Acquisition Agreement, Rio Tinto sold to us 30,600,000 common membership units of CPE Resources (the number of common membership units equal to the number of shares of our common stock sold in the IPO). As consideration for the common membership units, we issued the CPE Note to Rio Tinto in an amount equal to the purchase price for the units (an amount equal to the net proceeds of the IPO) and we were required to use the net proceeds from the IPO to immediately repay the CPE Note. The CPE Note became immediately payable following the completion of the IPO and because we paid it when due it did not bear interest. The underwriters did not exercise their overallotment option, so no additional moneys were due or owed as a result under the CPE Note. The per unit purchase price we paid for the common membership units purchased pursuant to the Acquisition Agreement was equal to the per share purchase price that our common stock was sold to the public pursuant to the IPO, less underwriting discounts and commissions.

  Master Separation Agreement

        Prior to the completion of the IPO, we entered into a Master Separation Agreement with Rio Tinto. The Master Separation Agreement sets forth the agreements relating to our separation from Rio Tinto and governs our relationship following the completion of the IPO.

        Except as expressly set forth in the Master Separation Agreement or in any other structuring related agreement, neither we nor Rio Tinto made any representation or warranty as to the assets, businesses or liabilities transferred, assumed or acquired in connection with the IPO. Except as expressly set forth in any structuring related agreement, all assets were transferred on an "as is," "where is" basis, and we and our subsidiaries agreed to bear the economic and legal risks that any conveyance was insufficient to vest in us good title, free and clear of any security interest or other encumbrance, and that any necessary consents or approvals are not obtained or that any requirements of laws or judgments were not complied with.

        Intercompany Agreements.    The Master Separation Agreement provided that all existing agreements or arrangements between us and Rio Tinto and its affiliates terminated in connection with the IPO, except for the agreements or arrangements set forth in the structure related agreements, including those relating to certain insurance policies and existing surety bonds and other support arrangements. Certain insurance policies with Rio Tinto's captive insurance provider continued following the completion of the IPO until their expiration on May 31, 2010.

        Financial Information.    We agreed to provide certain financial information related to our business and information regarding our reserves to Rio Tinto or its affiliates for so long as Rio Tinto or its affiliates own more than 20% of the outstanding common membership units in CPE Resources or, notwithstanding this ownership percentage, are required to account for their investment in us on a consolidated basis or under the equity method of accounting, unless otherwise agreed by us and Rio Tinto. The Master Separation Agreement also required us to disclose on a timely basis information about us to Rio Tinto or its affiliates in connection with any information needed by Rio Tinto or any of its affiliates for, and otherwise cooperate with Rio Tinto or its affiliates in connection with, the preparation of their filings or reports with any governmental authority, national securities exchange or otherwise made publicly available, among other covenants. Rio Tinto has agreed to reimburse us for our reasonable out-of-pocket costs, if any, of providing this information to Rio Tinto and has agreed to pay us a quarterly fee of $14,025 as compensation for the reasonable internal costs incurred by us in providing the information to Rio Tinto.

        Exchange of Other Information.    The Master Separation Agreement also provided for the mutual sharing of information between us and Rio Tinto and its affiliates in order to comply with reporting, filing, audit or tax requirements, for use in judicial proceedings, and in order to comply with our respective obligations after the completion of the IPO. We also agreed with Rio Tinto and its affiliates to provide mutual access to historical records relating to our or Rio Tinto's businesses that have been retained or maintained by the other party.

        Release.    Except for each party's obligations under the Master Separation Agreement, the other structuring related agreements and certain other specified liabilities, we and Rio Tinto released and discharged each other and each of the parties' respective affiliates from all liabilities existing or arising between us and all liabilities existing or arising between Rio Tinto and its affiliates on or before the completion of the IPO, except to the extent the liabilities arose from the fraud, gross negligence or willful misconduct of certain of our respective directors and officers. The release does not include obligations or liabilities under any agreements among us and Rio Tinto or affiliates of Rio Tinto that remain in effect following the completion of the IPO.

        Indemnification.    The Master Separation Agreement sets forth various indemnification obligations of CPE Resources and Rio Tinto America.

        CPE Resources Indemnities.    CPE Resources has agreed to indemnify Rio Tinto and its affiliates for certain liabilities related to CPE Resources' historical business and the ordinary course operation of our business as well as for other liabilities related to our business following the IPO and certain of the structuring-related agreements. We refer to certain indemnification obligations of CPE Resources as the "general indemnities" and certain other indemnification obligations of CPE Resources as the "special indemnities." All indemnification obligations of CPE Resources are fully and unconditionally guaranteed by CPE Resources' wholly-owned subsidiaries. The indemnification obligations set forth in the various structuring related agreements provide that any indemnification obligations will be payable as set forth in the Master Separation Agreement. The general indemnities generally include liabilities arising out of or relating to:

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  our business conducted prior to the IPO, including with respect to any pending or threatened litigation related to the Decker mine, whether the liabilities arise before, on, or after the completion of the IPO;

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  all of our liabilities and claims arising out of or relating to the Jacobs Ranch Membership Interest Purchase Agreement (other than liabilities that have been assumed by RTEA), whether the liabilities arise before, on, or after the completion of the IPO;

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  all liabilities resulting from any claims made following the completion of the IPO under the Rio Tinto insurance policies that terminated in connection with the IPO;

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  all liabilities resulting from any claims made following the expiration (or earlier termination) of certain CPE Resources insurance policies with Rio Tinto's captive insurance provider;

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  all liabilities arising out of or relating to the working capital adjustment (described below);

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  any breach of the Master Separation Agreement (arising out of or relating to our business conducted prior to the IPO) (unless the breach would constitute a special indemnity);

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  any breach of the Underwriting Agreement, the Purchase Agreement or any other structuring related agreement, other than the Agency Agreement or the RTEA Coal Supply Agreement (unless the breach would constitute a special indemnity); and

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  any breach by CPE Resources of the Agency Agreement or the RTEA Coal Supply Agreement to the extent that such breach does not result from CPE Resources' gross negligence or willful misconduct.

        CPE Resources has agreed to indemnify Rio Tinto and its affiliates on a dollar-for-dollar basis with respect to any of the general indemnities.

        The special indemnities generally include liabilities arising out of or relating to:

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  our business conducted after the IPO, including with respect to litigation related to the operations of the Decker mine following the completion of the IPO, whether the liabilities arise before, on, or after the completion of the IPO;

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  all liabilities and claims arising out of or relating to or resulting from the use of any information provided by us or CPE Resources pursuant to the Master Separation Agreement or any breach of any representation or warranty by us or CPE Resources with respect to this information;

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  all claims or demands of, or liabilities with respect to, any surety bonds or similar arrangements existing prior to the IPO that remained in place following the completion of the IPO;

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  any liabilities, including liabilities to Rio Tinto with respect to any indemnification obligations of us or CPE Resources arising under or relating to the LLC Agreement or the Registration Rights Agreement;

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  any breach by CPE Resources of the Agency Agreement or the RTEA Coal Supply Agreement, in each case, resulting from CPE Resources' gross negligence or willful misconduct;

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  any breach by us or CPE Resources of the Master Separation Agreement (arising out of or relating to our business conducted after the IPO);

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  all liabilities arising out of or based upon any untrue statement of, or omission to state, a material fact in any registration statement or prospectus related to the IPO, except for statements or omissions relating exclusively to Rio Tinto plc;

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  all liabilities arising out of or based upon any untrue statement of, or omission to state, a material fact in any offering document related to the senior notes offering except for statements or omissions relating exclusively to Rio Tinto plc; and

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  all liabilities arising out of any Rio Tinto public filing, including liabilities arising out of or based upon any untrue statement of, or omission to state, a material fact in any Rio Tinto public filing, if the liabilities arise out of or are based upon information relating exclusively to us or CPE Resources furnished to Rio Tinto under the Master Separation Agreement.

        CPE Resources has agreed to indemnify Rio Tinto and its affiliates on a dollar-for-dollar basis plus a fraction of a dollar equal to the ownership interest of Rio Tinto and its affiliates in CPE Resources at the time any special indemnity is payable to Rio Tinto.

        Rio Tinto Indemnities.    Rio Tinto America has agreed to indemnify us for liabilities related to the Colowyo mine and the uranium mining venture, which were not contributed to CPE Resources, and, subject to certain limitations set forth in the Master Separation Agreement, liabilities related to the Jacobs Ranch mine arising under the Jacobs Ranch membership interest purchase agreement, other than certain liabilities related to the Jacobs Ranch mine that were retained by us and CPE Resources (including liabilities arising due to the gross negligence or willful misconduct of us or our officers or employees). Rio Tinto America has also agreed to indemnify us for any breach by Rio Tinto of the Master Separation Agreement or any other structuring related agreement and for all liabilities resulting from actions taken by Rio Tinto after the completion of the IPO on our behalf constituting gross negligence or willful misconduct. In addition, Rio Tinto America has agreed to indemnify us for liabilities relating to any untrue statement of, or omission to state a material fact in any registration statement or prospectus related to the IPO or the offering memorandum related to the senior notes offering relating exclusively to Rio Tinto plc.

        Rio Tinto America has also agreed to indemnify us for liabilities arising out of or based upon any untrue statement of, or omission to state a material fact in any of our public filings if the liabilities arise out of or are based upon information relating exclusively to Rio Tinto plc furnished to us under the Master Separation Agreement. Rio Tinto America has agreed to indemnify us on a dollar-for-dollar basis for all of its indemnification obligations owed to us and CPE Resources.

        Expenses of Our Initial Public Offering and Debt Financing Transactions.    Rio Tinto or an affiliate of Rio Tinto paid all of our out-of pocket costs and expenses incurred in connection with the structuring transactions referred to above, the IPO and the debt financing transactions (other than fees, discounts and commissions in connection with the IPO and the debt financing transactions).

        Corporate Opportunities.    Rio Tinto continues to hold certain coal assets in the U.S. and abroad following the IPO. The Colowyo mine in Colorado was not contributed to CPE Resources and, therefore, is not owned by CPE Resources and may compete with our continuing business. Rio Tinto may expand, through development of its remaining coal business, acquisitions or otherwise, its operations that directly or indirectly compete with us. The Master Separation Agreement provides that, except as otherwise agreed between us and Rio Tinto, for one year following the completion of the IPO, RTEA or its affiliates will not pursue any competitive activity or acquisition in the coal industry within the Powder River Basin ("PRB") (other than activities related to the Jacobs Ranch mine in connection with the Jacobs Ranch Sale). Rio Tinto and its affiliates are not prohibited from pursuing any competitive activity or acquisition outside of the PRB, whether during or after this one-year period including selling coal or other goods produced outside of the PRB to customers located in the PRB or who are otherwise our customers. If a corporate opportunity is offered to Rio Tinto or its affiliates or one or more of Rio Tinto's or its affiliates' executive officers or directors that relates to any competitive activity or acquisition in the coal industry:

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  within the PRB after the one-year period referred to above; or

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  outside of the PRB,

        no such person shall be liable to us or any of our stockholders or CPE Resources or any of its members for breach of any fiduciary or other duty by reason of the fact that the person, including Rio Tinto and its affiliates, pursues or acquires the business opportunity, directs the business opportunity to another person or fails to present the business opportunity, or information regarding the business opportunity, to us or CPE Resources, unless, in the case of any person who is a director or officer of us or CPE Resources, the business opportunity is expressly offered to the director or executive officer in his or her capacity as an executive officer or director of us.

        Continuance of Surety Bonds, Letters of Credit and Other Arrangements.    Our existing surety bonds, letters of credit and other guarantees or credit arrangements, including with respect to our reclamation obligations, were historically provided by Rio Tinto and its affiliates. These arrangements did not terminate upon completion of the IPO. We agreed to use our commercially reasonable efforts to obtain new surety bonds, letters of credit or other credit arrangements and to obtain the full release of Rio Tinto and its affiliates with respect to any existing surety bonds, letters of credit and other guarantees or credit arrangements. We and our respective affiliates agreed to indemnify Rio Tinto and its affiliates for all liabilities arising out of or relating to any such existing surety bonds, letters of credit and other guarantees or credit arrangements that remained in place following the IPO.

        Certain of our existing reclamation obligations were secured by letters of credit issued under Rio Tinto's pre-existing credit facilities. As part of the transition to our own surety bond arrangements, we placed approximately $80.2 million in escrow for the benefit of Rio Tinto with respect to Rio Tinto's liabilities under the existing surety arrangements. If any payment obligation was triggered under any of these arrangements prior to the time that Rio Tinto and its affiliates were fully released with respect to these obligations in March 2010, any amounts payable by Rio Tinto would have been released to Rio Tinto from escrow. As we obtained new surety bonds to replace our existing surety arrangements, this restricted cash amount was released from escrow from time to time to our surety bond providers, as needed, to secure our new surety bond arrangements.

        Working Capital Adjustment.    Under the Master Separation Agreement, we and Rio Tinto agreed that upon completion of the IPO, $181 million of unrestricted proceeds from our November 2009 senior notes offering remained with us subject to final adjustments post closing based on our final working capital amounts. We provided the working capital adjustment amount following the completion of the IPO in accordance with the Master Separation Agreement. Rio Tinto agreed to the amount of the adjustment and we paid Rio Tinto approximately $8.4 million as a final working capital adjustment.

        After the pricing of the IPO, we entered into a short-term revolving loan agreement for up to $10 million with Rio Tinto to advance funds to us to make certain payments prior to the closing of the IPO. There was a small amount drawn on the loan, which was repaid out of the proceeds of the senior notes offering.

        Non-Solicitation.    We agreed with Rio Tinto and its affiliates that for a period of twelve months following the completion of the IPO, neither we nor Rio Tinto nor its affiliates will solicit any employee of the other company, subject to certain exceptions.

        Other Provisions.    The Master Separation Agreement also contained covenants among us and Rio Tinto and its affiliates with respect to, among other covenants:

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  confidentiality of our and Rio Tinto's proprietary information;

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  restrictions on our ability to take any action that limits Rio Tinto's or any of its affiliates ability to freely sell, transfer, assign, pledge or otherwise dispose of our stock; and

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  cooperation with respect to litigation.

        Other Intellectual Property Agreements.    In addition to the Master Separation Agreement, prior to the completion of the IPO, we entered into certain intellectual property agreements with an affiliate of Rio Tinto, assigning to us certain trademarks used in our business, allowing us to use the Rio Tinto trademarks on a transitional basis and licensing certain software.

   CPE Resources LLC Agreement

        Second Amended and Restated LLC Agreement.    Prior to the completion of the IPO, the interest of each of RTEA and Kennecott Management Services Company ("KMS") in CPE Resources was reclassified into a new class of common membership units pursuant to a second amended and restated limited liability company agreement of CPE Resources. Although Cloud Peak Energy Inc. was not a member under this agreement, it was a party to and third-party beneficiary of this agreement.

        This agreement provided for a redemption right, whereby, upon appropriate notice, RTEA and KMS will have the right to cause CPE Resources to acquire by redemption all or any portion of their common membership units for a cash payment equal to, on a per unit basis, the market price of one share of our common stock (based on the volume-weighted average price per share for the 10 consecutive trading days prior to the date notice of redemption is given to CPE Resources). If RTEA or KMS exercises their redemption right, Cloud Peak Energy Inc. will be entitled to assume CPE Resources' rights and obligations to acquire common membership units from them and instead acquire such common membership units from them in exchange for, at our election, shares of our common stock on a one-for-one basis or a cash payment equal to, on a per unit basis, the market price of one share of our common stock (based on the volume-weighted average price per share for the 10 consecutive trading days prior to the date notice of redemption is given to CPE Resources), or a combination of shares of our common stock and cash. We refer to this entitlement as our Assumption Right.

        In addition, the second amended and restated limited liability company agreement also provided for a redemption right, whereby, upon appropriate notice, if the Rio Tinto members own in the aggregate less than 5% of the common membership units of CPE Resources that are outstanding upon completion of the IPO, CPE Resources will have the right to acquire by redemption all of the common membership units then held by the Rio Tinto members for a cash payment equal to, on a per unit basis, the market price of one share of our common stock (based on the volume-weighted average price per share for the 10 consecutive trading days prior to the date notice of redemption is given by CPE Resources to the Rio Tinto members). If CPE Resources exercises this redemption right, Cloud Peak Energy Inc. will be entitled to assume CPE Resources' rights and obligations to acquire the common membership units from the Rio Tinto members and instead acquire such common membership units from the Rio Tinto members in exchange for, at our election, shares of our common stock on a one-for-one basis or a cash payment equal to, on a per unit basis, the market price of one share of our common stock (based on the volume-weighted average price per share for the 10 consecutive trading days prior to the date notice of redemption is given to CPE Resources), or a combination of shares of our common stock and cash. We refer to this entitlement as our CPE Redemption Assumption Right.

        Third Amended and Restated LLC Agreement.    In connection with the IPO, Cloud Peak Energy Inc., RTEA and KMS entered into a third amended and restated limited liability company agreement of CPE Resources. We refer to this third amended and restated agreement as the LLC Agreement.

        Cloud Peak Business.    Cloud Peak Energy Inc.'s sole asset is our managing member interest in CPE Resources. Under the LLC Agreement, we are not permitted to, and our affiliates are not permitted to, conduct any business or ventures other than in connection with:

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  the acquisition, ownership or disposition of our managing member interest;

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  the management of the business of CPE Resources as set forth in the LLC Agreement;

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  our operation as a public reporting company; or

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  businesses or ventures that are held in, or conducted only through, CPE Resources.

        Appointment as Manager.    Under the LLC Agreement, Cloud Peak Energy became a member and the sole manager of CPE Resources. As the sole manager, we control all of the day to day business affairs and decision-making of CPE Resources without the approval of any other member. As such, Cloud Peak Energy, through our officers and directors, is responsible for establishing the strategy and business policies of CPE Resources and for all operational and administrative decisions of CPE Resources and the day to day management of CPE Resources' business. Furthermore, we can only be removed as manager of CPE Resources if we resign or if we remove ourselves as manager. If this occurs, we must appoint a new manager and, if we continue to own common membership units in CPE Resources, we will become a non-managing member in CPE Resources. However, if we resign or remove ourselves as manager, our Management Services Agreement with CPE Resources will terminate. See "—Management Services Agreement" below.

        Rio Tinto Approval Rights.    In general, so long as Rio Tinto owns, directly or indirectly, at least 30% of the common membership units of CPE Resources that were outstanding upon completion of the IPO (treating for purposes of this calculation shares acquired upon exercise of the redemption rights and not disposed of by Rio Tinto as units), Rio Tinto's consent is required prior to Cloud Peak Energy and/or CPE Resources taking certain actions, including any of the following actions:

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  approval of any transaction that would result in a change of control of CPE Resources or Cloud Peak Energy Inc. or a change in the manager of CPE Resources;

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  the merger, consolidation, dissolution or liquidation of CPE Resources or any merger, consolidation, dissolution or liquidation of any subsidiary of CPE Resources (with customary exceptions);

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  the direct or indirect sale, transfer, lease or other disposition of property or assets (including capital stock of any subsidiary) of CPE Resources and its subsidiaries outside of the ordinary course of business in excess of $500 million (subject to adjustment for inflation); provided, however, that Rio Tinto's consent is not required for the creation, incurrence or assumption of (or foreclosure or other realization with respect to) any lien created, incurred or assumed in connection with indebtedness assumed, incurred or issued in connection with the IPO, the debt financing transactions and the other transactions contemplated by the LLC Agreement or the other structuring-related agreements;

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  any fundamental change outside of the ordinary course in the nature (but not size or methods) of CPE Resources' coal business as in effect upon completion of the IPO, but only insofar as such fundamental change does not relate to the normal operation or activities of CPE Resources' coal business or any business or operation reasonably related or ancillary to CPE Resources' business;

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  the acquisition of any other business or asset that has a purchase price in excess of $500 million or that would result in the issuance of equity interests by us or CPE Resources in excess of $500 million (subject to adjustment for inflation);

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  the assumption, incurrence or issuance of indebtedness in excess of 125% of the indebtedness amounts included in CPE Resources' operating plan (subject to adjustment for inflation), other than indebtedness to fund ordinary course business operations or to fund any capital expenditures which do not require Rio Tinto consent;

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  making or committing to make in any calendar year period, capital expenditures outside the ordinary course of business; provided that the following capital expenditures (subject to adjustment for inflation) shall be deemed to be in the ordinary course of business (x) committed payments under our federal coal leases included in CPE Resources' operating plan and (y) the aggregate amount of all other capital expenditures not in excess of 125% of the sum of (1) uncommitted payments under potential future federal coal leases included in CPE

    Resources' operating plan, (2) capital payments other than payments under our federal coal leases included in CPE Resources' operating plan and (3) the cumulative amount by which the actual capital expenditures in preceding years for capital expenditures other than committed payments under our federal coal leases is less than the sum of uncommitted payments under our potential future federal coal leases and payments other than payments under our federal coal leases for the prior years; and

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  except as otherwise set forth in any other structuring-related agreement, settling claims as to which Rio Tinto would have liability.

        Tax Matters.    Cloud Peak Energy Inc. is the tax matters member of CPE Resources. If Rio Tinto owns any common membership units, CPE Resources will be prohibited from making tax elections or taking positions on tax issues which would harm Rio Tinto if such election or position had not been made or taken. Rio Tinto also has a consent right over our actions as the tax matters member of CPE Resources, including initiating proceedings and extending statutes of limitations, if such action would have a significant adverse effect on Rio Tinto. In addition, CPE Resources must operate substantially all of its business through entities treated as partnerships or disregarded entities for U.S. federal income tax purposes.

        Redemption Rights.    The redemption right of RTEA and KMS, as well as our Assumption Right, and the redemption right of CPE Resources, as well as the related CPE Redemption Assumption Right, is, in each case, the same as set forth in the Second Amended and Restated LLC Agreement.

        Compensation.    We are not entitled to compensation for our services as manager except as provided in the management services agreement described under "—Management Services Agreement" below.

        Distributions.    The LLC Agreement provides that distributions of cash will be made in our discretion, as manager, pro rata among the members holding common membership units in accordance with their respective percentage interests in CPE Resources. It is intended that the distributions made will be sufficient to enable us to satisfy any present or future tax, levy, import, duty, charge, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any government or other taxing authority and to allow us to meet Cloud Peak Energy's obligations under the Tax Receivable Agreement.

        One-to-One Ratio.    The LLC Agreement contains various provisions requiring that we and CPE Resources take certain actions in order to maintain, at all times, a one-to-one ratio between the number of common membership units held by us and the number of shares of our common stock outstanding. This one-to-one ratio must also be maintained in the event that we issue additional securities or incur debt or issue any debt securities. Accordingly, every time we issue shares of our common stock, other than in connection with the exercise of our assumption rights in connection with any redemption, CPE Resources will be required to issue additional common membership units to us. In addition, if we pay a dividend or other distribution to holders of our common stock, it must be accompanied by an immediately prior distribution by CPE Resources to all members.

        If we redeem, repurchase, acquire, exchange, cancel or terminate any shares of our common stock, this action must be accompanied by an immediately prior identical (including with respect to the appropriate consideration paid for such action) redemption, repurchase, acquisition, exchange, cancellation or termination of common membership units of CPE Resources held by us. In addition, in general, upon any consolidation or merger or combination to which we are a party or any sale or disposition of all or substantially all of our assets to a third party, we are required to take all necessary action so that the common membership units held by any non-managing member will be exchangeable on a per-common membership unit basis at any time or from time to time following such event into the kind and amount of shares of stock and/or other securities or property (including cash) receivable upon such event by holders of our common stock.

        The LLC Agreement also provides that, in connection with any reclassification or recapitalization or any other distribution or dilutive or concentrative event by us, if RTEA and/or KMS exercises its redemption right, following such event, RTEA and/or KMS (as the redeeming member) will generally be treated as if it was entitled to receive the amount of stock, security or other property (including cash) that it would have been entitled to receive had it exercised its redemption right, and we exercised our Assumption Right and gave RTEA and/or KMS solely shares of our common stock, immediately prior to the record date of such event.

        Increase in Our Interest in CPE Resources Upon Exercise of Options or Issuance of Other Equity Compensation.    Upon the exercise of options we have issued or the issuance of other types of equity compensation (such as issuances of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), the size of our managing member interest in CPE Resources will increase by a number of common units equal to the number of our shares being issued in connection with the exercise of options or the issuance of shares for other types of equity compensation.

        Dissolution.    The LLC Agreement further provides that the unanimous consent of the members of CPE Resources will be required to voluntarily dissolve CPE Resources. In addition to a voluntary dissolution, CPE Resources will be dissolved upon the entry of a decree of judicial dissolution in accordance with Delaware law. Upon a dissolution event, the proceeds of liquidation will be distributed in the following order:

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  first, to pay the expenses of winding up, liquidating and dissolving CPE Resources and all creditors of CPE Resources, including members who are creditors; and

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  second, to the members pro rata in accordance with their percentage interests.

        Information.    The LLC Agreement provides that the members of CPE Resources are entitled to certain information regarding CPE Resources. This information includes quarterly and annual information regarding CPE Resources, information required for certain tax matters and any other information required under Delaware law or as reasonably requested by a member.

        Confidentiality.    Each member agrees to maintain the confidentiality of any information received by the member or its affiliates and representatives in connection with the transactions contemplated by the LLC Agreement which we, as manager, notify the member is confidential for a period of three years following the earlier of the date of dissolution of CPE Resources or the date such member ceases to be a member, with customary exceptions, including to the extent disclosure is required by law or judicial process.

        Amendment.    Unless otherwise required by law, the LLC Agreement may be amended only by the written consent of each of Cloud Peak Energy, in our capacity as manager, and the non-managing members; provided, however, that no amendment may be made without the consent of the holder if the amendment would adversely affect the rights of the holder other than on a pro rata basis with other holders of common membership units (it being understood that any amendment to the Rio Tinto approval rights prior to the date the approval rights terminate shall require Rio Tinto's consent). In addition, the LLC Agreement also provides that any amendment to the Management Services Agreement that could materially adversely impact the economic interests of the members will require the consent of the non-managing members prior to the execution of the amendment by Cloud Peak Energy, in our capacity as manager, on behalf of CPE Resources. The consent rights of the non-managing member with respect to any amendments shall terminate when the non-managing members cease to own in the aggregate at least 10% of the common membership units outstanding following the IPO.

        Indemnification.    The LLC Agreement provides for indemnification of the manager, members and officers of CPE Resources and their respective subsidiaries or affiliates from and against liabilities arising out of or relating to the business of CPE Resources, the LLC Agreement, any person's status as a manager, member, director or officer of CPE Resources or any action taken by any manager, member, director or officer of CPE Resources under the LLC Agreement or otherwise on behalf of CPE Resources, except that no person entitled to indemnification under the LLC Agreement will be entitled to indemnification if the liability results from the gross negligence or willful misconduct of such person.

        Fiduciary Duties.    Circumstances may arise in the future when the interests of the members in CPE Resources conflict with the interests of our stockholders. As manager of CPE Resources, we owe fiduciary duties to the non-managing members of CPE Resources that may conflict with fiduciary duties our officers and directors owe to our stockholders.

        Corporate Opportunities.    The LLC Agreement also contains similar provisions regarding corporate opportunities as are included in our amended and restated certificate of incorporation.

  Transition Services Agreement

        Historically, Rio Tinto provided key services to us, including services related to treasury, accounting, procurement, legal services, information technology, employee benefit and welfare plans, among other services. Prior to the completion of the IPO, we entered into a transition services agreement, or the Transition Services Agreement, with an affiliate of Rio Tinto, pursuant to which this Rio Tinto affiliate agreed to continue to provide us with certain of these key services for a transition period generally of nine months. Pursuant to the Transition Services Agreement, the Rio Tinto affiliate has provided (and in some cases, continues to provide) services to us, including certain:

  •
  financial related services;

  •
  data management and transactional purchasing procurement services;

  •
  benefit administration related services; and

  •
  information technology, network and related services.

        We agreed to pay the Rio Tinto affiliate for such services as set forth in the Transition Services Agreement. The total amounts paid to the Rio Tinto affiliate under the Transition Services Agreement in 2009 were approximately $464,000. We expect that in the future, (assuming no extensions of the services) the total amount paid by us could be up to approximately $1.9 million. Payments for services are made on a monthly basis and we will also reimburse the Rio Tinto affiliate for all reasonable out-of-pocket expenses. Any amounts owed by us to the Rio Tinto affiliate under the Transition Services Agreement that are not paid when due will bear interest at a rate of 10% per annum compounded annually from the time the payment was due until paid. However, if the term of any service provided under the agreement is extended or if there is a material change in the assumptions originally used by us and the Rio Tinto affiliate in determining the costs to be charged for the service, the amounts payable to the Rio Tinto affiliate will be adjusted accordingly as mutually agreed to by us and the Rio Tinto affiliate.

        The services provided under the Transition Services Agreement generally terminate after nine months. The time period with respect to any particular service (other than certain benefit administration services) may be extended one time for up to six months upon our request, or for any time period upon mutual agreement with the Rio Tinto affiliate. Certain finance-related services are also subject to a one-time automatic extension upon our request if the service will expire within a certain number of days of the end of our fiscal period or a reporting deadline of the SEC until the report relating to such a fiscal period has been filed with the SEC or the applicable reporting deadline has expired.

        We may elect to terminate the provision of any or all of the transition services upon 30 days notice to the Rio Tinto affiliate unless the early termination would result in early termination fees payable by the Rio Tinto affiliate to a third-party, in which case 60 days notice will be required. Currently, the majority of services (except for those related to information technology) have been successfully replaced and have been terminated by us under the Transitions Services Agreement. The Transition Services Agreement will also terminate upon certain change in control events, unless the Rio Tinto affiliate agrees otherwise. In addition, the Rio Tinto affiliate may immediately terminate the Transition Services Agreement if we fail to make any payment due to the Rio Tinto affiliate within 30 days after receipt of written notice of this failure, except with respect to amounts in issue that are subject to a bona fide dispute between us and the Rio Tinto affiliate. The Rio Tinto affiliate will have limited liability to us not to exceed the payments the Rio Tinto affiliate receives under the Transition Services Agreement, except with respect to liabilities caused solely by actions of the Rio Tinto affiliate that constitute gross negligence or willful misconduct.

  Tax Receivable Agreement

        The IPO and the related transactions increased our tax basis in our share of CPE Resources' tangible and intangible assets, as well as our basis in the equity of its subsidiaries and assets held by those subsidiaries. These increases in tax basis have increased our depreciation, amortization and cost depletion deductions and therefore reduced the amount of tax that we would otherwise be required to pay in the future. Furthermore, subsequent acquisitions of RTEA's units in CPE Resources by us or CPE Resources are expected to further increase our tax basis and have a similar impact on our depreciation, amortization and cost depletion reductions, as well as our future tax payments.

        We entered into a tax receivable agreement, or the Tax Receivable Agreement, with RTEA that generally requires us to pay to RTEA approximately 85% of the amount of cash tax savings that we realize as a result of the increases in tax basis that obtained in connection with the IPO and related transactions and may realize through subsequent acquisitions of RTEA's units in CPE Resources by us or CPE Resources, as well as payments made by us under the Tax Receivable Agreement. We expect to benefit from the remaining approximately 15% of cash tax savings that we realized as a result of such tax basis step-up. For purposes of the Tax Receivable Agreement, cash savings in income tax will generally be computed by comparing our income tax liability to the tax liability that we would have had if we had structured our transactions with Rio Tinto in a manner in which we did not receive the increases in tax basis referred to above. For administrative convenience, instead of calculating the exact amount of state and local income tax and franchise tax benefits that we receive we will use an assumed federal income tax rate that is one percentage point higher than the actual federal income tax rate when calculating our tax benefits, which is intended to approximate the amount of state and local tax savings that we will actually realize. The term of the Tax Receivable Agreement commenced upon the consummation of the IPO and will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the Tax Receivable Agreement, as discussed below. If, even without a tax basis step-up, we would not have had a tax liability in a taxable year, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because we will not have realized tax savings for that year from the tax basis step-up. However, any tax benefits related to our transactions with RTEA that do not result in realized tax savings in a given tax year will likely generate tax attributes that may be utilized to generate tax savings in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

        Because of the potential size of the increases in tax basis referred to above, we expect to make substantial payments to RTEA under the Tax Receivable Agreement. Based on the tax basis of our assets as of November 20, 2009 and CPE Resources' operating plan which takes into account only our existing federal coal leases, the future payments under the Tax Receivable Agreement with respect to the controlling interest in CPE Resources we acquired in the IPO and related transactions are approximately $54.5 million in the aggregate and are payable over the next 18 years.

        Payments may be significantly greater if we generate income significantly in excess of the amounts used in our operating plan, for example, because we acquire additional federal coal leases beyond our existing federal coal leases and as a result we realize the full tax benefit of such increased tax basis (or an increased portion thereof). In addition, when we or CPE Resources acquire RTEA's remaining units in CPE Resources (or a significant portion thereof), we would likely receive a further step-up in our tax basis based on the value we or CPE Resources pay for RTEA's units at such time and, accordingly, our obligations under the Tax Receivable Agreement to pay RTEA 85% of any benefits we receive as a result of such further step-up would significantly increase. Our obligation may also increase if there are changes in law, including the increase of current corporate income tax rates. Our payment obligations under the Tax Receivable Agreement will not be conditioned upon RTEA's or its affiliate's continued ownership of an interest in CPE Resources or our available cash resources.

        Distributions from CPE Resources.    As managing member, we intend to cause CPE Resources to distribute cash to us sufficient to enable us to fulfill all of our obligations under the Tax Receivable Agreement. These distributions will be made on a per-unit basis, meaning corresponding distributions will be made to all holders of units in CPE Resources, including RTEA, in proportion to their percentage interests on the date of the distribution. Although distributions from CPE Resources to enable us to fulfill our obligations under the Tax Receivable Agreement will generally be permitted under the terms of the debt financing transactions, it is possible that certain payment obligations under the Tax Receivable Agreement may be limited.

        Changes in Control.    If we or CPE Resources undergo a change in control other than a change in control caused by RTEA and within 180 days of such change in control RTEA no longer holds any units in CPE Resources, and we do not otherwise elect to terminate the Tax Receivable Agreement as discussed below, payments to RTEA under the Tax Receivable Agreement will continue on a yearly basis but will be based on an agreed upon set of assumptions. In this case, our assumed cash tax savings, and consequently our payments due under the Tax Receivable Agreement, could exceed our actual cash tax savings each year by material amounts. If we undergo such a change in control and our credit rating is impaired, we will be required to provide credit support to Rio Tinto.

        Asset Sales.    In addition to our obligations to make payments to RTEA with respect to our actual cash tax savings, if CPE Resources sells any asset with a gross value greater than $10 million outside the ordinary course of its business in a wholly or partially taxable transaction, we will be required to make yearly payments to RTEA equal to RTEA's deemed cost of financing its accelerated tax liabilities with respect to such sale and after such assets sales we will be required to make certain adjustments to the calculation of our actual cash tax savings for taxable years following sales or redemptions of RTEA's units in CPE Resources. These adjustments could result in an acceleration of our obligations under the Tax Receivable Agreement. In addition, the debt financing transactions contain limitations on CPE Resources' ability to make distributions, which could affect our ability to meet these payment obligations. These limitations on CPE Resources' ability to make distributions may limit our ability to engage in certain taxable asset sales or dispositions outside the ordinary course of our business. We could also seek to obtain RTEA's consent to any such transaction which they would not be obligated to provide. Further, if CPE Resources transfers an asset outside the ordinary course of business in a wholly or partially tax-free transaction to an entity which does not provide us with sufficient information to calculate tax savings with respect to such asset, CPE Resources will be treated as having sold that asset in a taxable transaction for purposes of determining our cash tax savings and this will result in an acceleration of our obligations under the Tax Receivable Agreement.

        Prohibited Transfers.    In order to protect the value of the payments that RTEA expects to receive under the Tax Receivable Agreement, we are prohibited in certain cases from transferring assets to entities treated as (or entities owned by subsidiaries of CPE Resources treated as) corporations for U.S. federal income tax purposes in transfers which are not wholly-taxable if such transfer would be outside the ordinary course of our business.

        Early Termination and Default.    If we breach any of our material obligations under the Tax Receivable Agreement, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under the Tax Receivable Agreement or by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the Bankruptcy Code or otherwise, such default will permit RTEA to enforce its rights under the Tax Receivable Agreement, including by acceleration of our obligations to an amount equal to the net present value of each future payment, based on an agreed upon set of assumptions. We have the right to terminate the Tax Receivable Agreement at any time and, if we so elect, our obligations under the Tax Receivable Agreement will be accelerated and calculated in the same manner as acceleration in default.

        IRS Determinations.    Our ability to achieve benefits from any tax basis increase, and therefore the payments expected to be made under the Tax Receivable Agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income. If the U.S. Internal Revenue Service were to subsequently challenge one or more of our tax positions relevant to the Tax Receivable Agreement, and if such challenge were ultimately upheld, the terms of the Tax Receivable Agreement require RTEA to repay to us an amount equal to the prior payments made by us to RTEA in respect of any disallowed cash tax savings. Further, such a challenge could result in a decrease to our tax benefits as well as our future obligations under the Tax Receivable Agreement. We must obtain RTEA's consent prior to settlement of any such challenge if it may affect RTEA's rights and obligations under the Tax Receivable Agreement.

  Registration Rights Agreement

        In connection with the IPO, we entered into a registration rights agreement, or the Registration Rights Agreement, with certain Rio Tinto affiliates. Subject to several exceptions, Rio Tinto has the right to require us to register for public resale under the Securities Act all registerable securities that are held by it or its affiliates and that Rio Tinto requests be registered at any time after the expiration or waiver of the lock-up period following the IPO. Registerable securities subject to the Registration Rights Agreement are shares of our common stock issued or issuable in exchange for common membership units and any other shares of our common stock held by Rio Tinto and any of its transferees. Rio Tinto and its affiliates may assign their rights under the Registration Rights Agreement to any person that acquires registerable securities subject to the agreement and who agrees to be bound by the terms of the agreement.

        Rio Tinto may require us to use our reasonable best efforts to register under the Securities Act all or any portion of these registerable securities upon a "demand request." The demand registration rights are subject to certain limitations. We are not obligated to:

  •
  cause a registration statement with respect to a demand request to be declared effective within 60 days after the effective date of a previous demand registration, other than a shelf registration pursuant to Rule 415 under the Securities Act of 1933, or before May 18, 2010, which is within 180 days after the effective date of our registration statement (unless the lock-up agreement entered into by Rio Tinto's affiliates has been waived by the underwriters);

  •
  cause a registration statement with respect to a demand request to be declared effective unless the demand request is for a number of shares with a market value that is equal to at least $50 million; or

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  cause to be declared effective more than five registration statements with respect to demand registration rights.

        In the event that we cause a registration statement to be declared effective registering the sale of our equity securities and conduct a sale of those equity securities, the net proceeds of which will be used solely for the purpose of causing CPE Resources to redeem common membership units from Rio Tinto in exchange for cash, that registration statement will qualify as one demand registration so long as the net proceeds of the offering are equal to at least $50 million. In addition, in the event that Rio Tinto submits a demand request and is unable to sell the registerable securities under applicable law or due to an SEC position or interpretation regarding the demand registration, we have agreed, as promptly as practicable following such an occurrence, to use our reasonable best efforts to conduct an SEC registered securities offering, the net proceeds of which will be used to repurchase the registerable securities that were intended to be part of the demand registration. The Registration Rights Agreement will include customary blackout and suspension periods. In addition, Rio Tinto may also require us to file a registration statement on Form S-3 for the resale of their registerable securities if we are eligible to use Form S-3 at that time.

        Holders of registerable securities will also have "piggyback" registration rights, which means that these holders may include their respective shares in any future registrations of our equity securities, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders. During the first three years following the completion of the IPO, Rio Tinto will have priority over us and any other of our stockholders in any registration that is an underwritten offering. After that time, Rio Tinto will continue to have piggyback registration rights but will no longer have priority over us in a primary underwritten offering that we initiate and their registerable securities will be included on a pro rata basis with any other securities requested to be included in the registration.

        Cloud Peak Energy and Rio Tinto share responsibility for the expenses of any demand registration (other than underwriters' discounts or commissions) with Cloud Peak Energy covering 25% of the expenses and Rio Tinto covering 75% of the expenses. Cloud Peak Energy will bear the expenses of any piggyback registration. Rio Tinto will be responsible for any underwriters' discount or commission in an offering by them pursuant to a demand registration and their pro rata share of any underwriters' discount or commission in any piggyback registration and Cloud Peak Energy will be responsible for any underwriters' discount or commission for shares Cloud Peak Energy sells even if the proceeds are intended to be used to redeem Rio Tinto's common membership units in CPE Resources. CPE Resources will also agree to indemnify holders with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by a holder.

  RTEA Coal Supply Agreement

        We entered into a coal supply agreement, or the Coal Supply Agreement, with RTEA pursuant to which we will receive the economic benefits and risks of certain coal supply contracts previously entered into by RTEA or its affiliates that could not be assigned to us or one of our subsidiaries. The coal to be delivered under the Coal Supply Agreement will be sourced from our mines, which were previously held, operated and controlled by RTEA or its affiliates prior to the completion of the IPO. We have agreed to perform RTEA's obligations under certain coal supply contracts and will receive from RTEA the customer payments made under those agreements. As payment for the sale of coal by, and services of, us, RTEA will pay us a fee equal to all payments actually received by RTEA from the customers for the coal over the term of the Coal Supply Agreement. The Coal Supply Agreement will expire when the coal supply contracts, which cannot be assigned to us, expire. We have agreed to indemnify RTEA for certain liabilities and failures of CPE Resources to perform its obligations under the agreement.

  RTEA Agency Agreement

        We entered into an Agency Agreement with RTEA pursuant to which we will undertake certain customer service, logistics and other activities for and on behalf of RTEA. The services relate to RTEA's coal supply agreement with Arch Coal Sales Company, Inc. regarding certain coal purchases and sales involving the Jacobs Ranch mine that could not be otherwise assigned to Arch Coal Sales Company, Inc. in connection with the Jacobs Ranch Sale. Arch Coal Sales Company, Inc. has agreed to substantially perform RTEA's obligations under certain customer coal supply contracts. In turn, we act as agent for RTEA for certain actions required to be taken under the coal supply agreement with Arch Coal Sales Company, Inc., including communicating with RTEA customers and collecting and forwarding payments for the coal sales to Arch Coal Sales Company, Inc. We have also agreed to arrange for the purchase and/or sale of substitute coal if Arch Coal Sales Company, Inc. fails to perform its obligations under its agreement with RTEA. We also agreed not to intentionally interfere with the customer coal supply contracts or the sales or purchases by Arch Coal Sales Company, Inc. pursuant to those contracts. The Agency Agreement will expire when the coal supply agreement with Arch Coal Sales Company, Inc. expires and is terminable prior to that time in RTEA's sole discretion. We are paid a flat flee of $42,000, payable per annum, which is intended to reflect our costs for acting as agent for RTEA.

  Management Services Agreement

        Cloud Peak Energy Inc. entered into a management services agreement, or the Management Services Agreement, with CPE Resources pursuant to which we provide certain management services to CPE Resources. In exchange for the services, CPE Resources reimburses us for compensation and other expenses of certain of our officers and for reasonable out-of-pocket costs and expenses incurred by us for providing the management services, including legal, accounting and other third-party advisors and consultants, certain insurance costs and other items of corporate overhead and costs associated with our maintenance of our corporate existence and status as a reporting company under the federal securities laws, including costs related to the Registration Rights Agreement. CPE Resources also provides reasonable administrative and support services to us, such as office facilities, equipment, supplies, payroll and accounting and financial reporting. The Management Services Agreement also provides that our employees may participate in CPE Resources' benefit plans, and that CPE Resources employees may participate in our equity incentive plan. CPE Resources has agreed to indemnify us for any losses arising from our performance under the Management Services Agreement, except that we have agreed to indemnify CPE Resources for any losses caused by our willful misconduct or gross negligence. In the event we cease to serve as manager of CPE Resources, the Management Services Agreement will automatically terminate.

  Employee Matters Agreement

        Prior to the completion of the IPO, we and certain of our affiliates, and Rio Tinto and certain of its affiliates entered into an employee matters agreement, or the Employee Matters Agreement, that governs certain compensation and employee benefit obligations with respect to those employees transferred to us from Rio Tinto. The Employee Matters Agreement allocates liabilities and responsibilities relating to certain employee compensation and benefit plans and programs and related matters in connection with the separation, including, among other things, health and welfare benefit obligations, the treatment of outstanding annual bonus awards and long-term incentive awards, deferred compensation obligations and retirement plans.

        Employee Benefits.    The Employee Matters Agreement provides that, after the IPO, we assumed and became liable for wages, salaries, incentive compensation and defined contribution retirement plan obligations and liabilities for all employees of our business and have agreed to indemnify Rio Tinto against certain severance and benefits continuation obligations. Until January 1, 2010, Rio Tinto America continued to provide health and welfare benefits to the employees of our business and we reimbursed and indemnified (other than for willful misconduct or material breaches of fiduciary duty) Rio Tinto for agreeing to administer these benefits to our employees until such date. Rio Tinto has no liability under any health and welfare plan for claims incurred in respect of our employees after the completion of the IPO and we have no liability under any health and welfare plan for claims incurred in respect of our employees prior to the completion of the IPO. In addition, we have assumed and indemnified Rio Tinto for any obligations arising out of certain health reimbursement accounts provided in 2004 and 2005 to our employees.

        Our employees became eligible to participate in our health and welfare benefit plans on January 1, 2010. We reserved the right to amend, modify or terminate any of our benefit plans (including any retirement plans) in accordance with their terms.

        Retirement Plans.    Our employees are permitted to roll over their account balances (including loans) in the applicable Rio Tinto America defined contribution plan to our corresponding plan and were eligible to participate in such defined contribution plan immediately upon the completion of the offering. We have credited each of our employees with his or her service with any member of Rio Tinto prior to the completion of the IPO for all purposes under the plans sponsored or maintained by us to the extent the corresponding Rio Tinto America plans give credit for such service. We have not assumed any pension obligations under Rio Tinto's or Rio Tinto America's defined benefit plans, but we do provide retiree medical benefits for former Rio Tinto employees now working for us once they reach age 55 and have 10 years of service combined with Rio Tinto and us. Employees vested in Rio Tinto America's plan are able to choose between our retiree benefits or those provided by Rio Tinto America.

        Bonus Plans.    Under the Employee Matters Agreement, any of our employees that participated in the Rio Tinto Short Term Incentive Plan ("STIP"), the Rio Tinto Energy America Retention Bonus Plan or the Rio Tinto Energy America Quarterly Incentive Plan received their bonus for the full 2009 calendar year. Rio Tinto was liable for a pro rata portion of the bonus equal to the number of days in the performance period prior to the completion of the offering divided by the total number of days in the applicable performance period and we were liable for the remainder of such bonus. With respect to any discretion under any bonus plan that could have been exercised by Rio Tinto such discretion was exercised prior to the completion of the offering and the fact that such discretion has been exercised was communicated to our employees. With respect to our employees that participated in Rio Tinto plc and Rio Tinto Limited equity compensation plans, the Employee Matters Agreement provided that such employees were treated as having terminated their employment with Rio Tinto due to their employer ceasing to be under the control of Rio Tinto and they were paid out in accordance with the applicable plan terms. Rio Tinto plc and Rio Tinto Limited are only party to the Employee Matters Agreement for purposes of Rio Tinto's equity compensation plans.

 Indemnification of Officers and Directors

        Our bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also state that Cloud Peak Energy has the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person or on the person's behalf in any such capacity, or arising out of the person's status as such, whether or not the company would have the power to indemnify the person against such liability under the company's bylaws or the Delaware General Corporations Law, provided, however, that such insurance is available on acceptable terms, which determination will be made by a vote of a majority of the Board.

Management Certifications

        In accordance with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder, our Chief Executive Officer and Chief Financial Officer have signed certifications under Sarbanes-Oxley Section 302, which have been filed as exhibits to our annual report on Form 10-K for the year ended December 31, 2009. In addition, our Chief Executive Officer submitted our required 90-day certification to the NYSE under Section 303A.12(a) of the NYSE listing standards on March 15, 2010.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to the number of shares of common stock beneficially owned by each person known by Cloud Peak Energy to beneficially own more than 5% of the outstanding shares of our common stock. Except as otherwise noted, (1) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (2) ownership is as of the dates noted below. As of March 31, 2010, there were 31,511,755 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Rio Tinto(1)	29,400,000	48.27%
2 Eastbourne Terrace
London, W2 6LG United Kingdom
FMR LLC(2)	4,590,000	14.57%
82 Devonshire Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.(3)	3,456,700	10.97%
100 E. Pratt Street,
Baltimore, Maryland 21202
Ameriprise Financial, Inc.(4)	2,694,409	8.55%
145 Ameriprise Financial Center
Minneapolis, Minnesota 55474

(1)
This information is based on a Schedule 13G filed on February 10, 2010 and includes 29,400,000 shares of common stock which may be issued by Cloud Peak Energy upon the redemption of common membership units of Cloud Peak Energy Resources LLC by Rio Tinto Energy America Inc. and Kennecott Management Services Company. Rio Tinto expressly disclaims any beneficial ownership of these shares.

(2)
This information is based on a Schedule 13G filed with the SEC on January 8, 2010 by FMR LLC, in which it reported sole voting power as to no shares as of December 31, 2009, and sole dispositive power as to 4,590,000 shares as of December 31, 2009.

(3)
This information is based on a Schedule 13G/A filed with the SEC on April 9, 2010 by T. Rowe Price Associates, Inc., in which it reported sole voting power as to 608,500 shares as of March 31, 2010, and sole dispositive power as to 3,456,700 shares as of March 31, 2010. T. Rowe Price Associates, Inc. expressly disclaims any beneficial ownership of these shares.

(4)
This information is based on a Schedule 13G filed with the SEC on February 10, 2010 by Ameriprise Financial, Inc., in which it reported sole voting power as to 431,192 shares as of December 31, 2009, and sole dispositive power over 2,694,409 shares as of December 31, 2009. Ameriprise Financial, Inc. expressly disclaims any beneficial ownership of these shares.

        The following table sets forth information with respect to the number of shares of our common stock beneficially owned by (1) our "named executive officers," which, for purposes of this Proxy Statement, refers to the five current executive officers included in the Summary Compensation Table below in this Proxy Statement, (2) each current Cloud Peak Energy director and each nominee for director, and (3) all current Cloud Peak Energy directors and executive officers as a group. Except as otherwise noted, (1) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (2) ownership is as of March 31, 2010.

Name and Address(1) of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Colin Marshall	195,200	*
Michael Barrett	56,450	*
James Orchard	30,200	*
Gary Rivenes	57,250	*
A. Nick Taylor	31,700	*
Keith Bailey	19,713	*
Preston Chiaro	—	*
William Fox III	8,687	*
Chris Tong	10,687	*
William Owens	7,874	*
C. Kevin McArthur	27,374	*
Steven Nance	7,374	*
All Current Executive Officers and Directors as a Group (15 persons)	518,686	1.65%

*
Less than 1%.

(1)
Address for beneficial owners shown in the table is: c/o Cloud Peak Energy, 505 South Gillette Avenue, Gillette, Wyoming 82716.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
William Fox III, Chair William Owens Steven Nance

Compensation Discussion and Analysis

  Executive Summary

        This Compensation Discussion and Analysis ("CD&A") provides a discussion of the compensation philosophy and objectives that underlie our executive compensation program and how we evaluated and set our executives' compensation for 2009. This CD&A provides qualitative information concerning how 2009 compensation was awarded to and earned by our executives, identifies the most significant factors relevant to our 2009 executive compensation decisions and gives context to the data presented in the tables included below in this Proxy Statement. The term "executive officers" means our senior executives who are all listed above under the heading "Executive Officers" and also includes Mr. Marshall. The term "named executive officers" means the five current executive officers included in the Summary Compensation Table below. "Committee," within this CD&A, means the Compensation Committee of the Board.

        On November 25, 2009, Cloud Peak Energy consummated its IPO, as described in our Form S-1 Registration Statement, as amended. Prior to the completion of the IPO, our employees, including our executives, were compensated by various entities related to Rio Tinto. Accordingly, our compensation programs, salary, bonus, equity and long-term incentive compensation, were established by Rio Tinto with the assistance of Mercer and were reviewed by our Board in connection with our IPO. Our Compensation Committee reviewed these Rio Tinto-established compensation elements at its first meeting in January 2010. To ease our transition to a stand-alone public company, and to the extent it supports our compensation philosophy, we have retained those aspects of Rio Tinto's compensation program design that we determine appropriate for us as an independently-traded U.S.-based public entity. Post-IPO pay levels and certain pay practices were determined relative to our U.S. peers, taking into account the local labor markets we operate in. Following the completion of the IPO, the Committee is responsible for overseeing our general compensation philosophy as a public company.

Our Named Executive Officers

Named Executive Officer	Title
Colin Marshall	President, Chief Executive Officer and Director
Michael Barrett	Executive Vice President and Chief Financial Officer
Gary Rivenes	Executive Vice President and Chief Operating Officer
James Orchard	Senior Vice President, Marketing and Government Affairs
A. Nick Taylor	Senior Vice President, Technical Services

  Overview of 2009 Transition Policies

        In 2009, we took transition steps to position us for profitability and growth as a stand-alone public company. These steps include providing IPO-related equity awards and addressing outstanding Rio Tinto equity awards held by our executives.

  Awards at the IPO

        At the time of our IPO, outstanding Rio Tinto equity awards were not converted into our shares and therefore our senior executives did not have an initial equity position in Cloud Peak Energy. In order to establish an equity position for the named executives, we granted incentive awards in November 2009 based on a reasonable multiple of each executive's base salary ("IPO Awards"). This multiple was determined to be three times the standard target established by the company and Rio Tinto for each executive officer for equity awards under the Cloud Peak Energy 2009 Long Term Incentive Plan ("LTIP") as described below. This multiple was also designed to more immediately establish an ownership stake by the executives to increase alignment between our executives and stockholders. Further, for retention reasons, the awards granted in the year of our IPO will vest solely on the basis of time. We granted IPO Awards in two forms to our named executive officers. Half of the IPO Awards were in the form of shares of restricted stock that vest in full on the third anniversary of the pricing of the IPO, or November 20, 2012, subject to the executive's continued employment with us. The remainder of the IPO Awards were in the form of stock options. These options have an exercise price equal to $15.00, which was the initial price of our IPO shares, and will ultimately be valuable to our executives only if our share price appreciates above $15.00. These options will vest in full on the third anniversary of the pricing of our IPO, or November 20, 2012, subject to the executive's continued employment with us.

  Outstanding Rio Tinto Awards

        Prior to the IPO in 2009, each of our named executive officers held awards under the Rio Tinto share-based incentive plans. Treatment of outstanding Rio Tinto awards for our named executive officers following the completion of our IPO was in accordance with the normal terms of the applicable Rio Tinto plans and award agreements. For grants made prior to 2004, all vested options expire if not exercised within five years after the completion of the IPO and all options granted in 2004 and later expire if not exercised within one year of the completion of the IPO or the date of vesting, whichever is later. Below is a description of various Rio Tinto plans that were in place while we were a part of Rio Tinto and which were made available to our named executive officers.

  •
  Short-Term Incentive Plan.  Rio Tinto provided our named executive officers annual cash incentive awards under its STIP. The awards for fiscal year 2009 became payable on a pro rata basis by Rio Tinto America and us based on the satisfaction of the performance goals set for the 2009 fiscal year as though the participant was still employed by Rio Tinto America at the end of the performance period. For 2009, the named executive officers had a series of goals based on personal performance, business unit performance, and Rio Tinto group performance, which goals are described more fully below.

  •
  Rio Tinto Share Option Plan.  Rio Tinto provided our named executive officers part of their long term compensation through performance vested option grants under its Share Option Plan ("SOP"). The number of shares under each grant of share options that were held less than a year were proportionately reduced after the completion of the IPO based on the amount of time each named executive officer worked for RTEA and, along with all other share options, remain outstanding and continue to vest upon the normal vesting date subject to performance as measured against Rio Tinto performance conditions. Vesting is subject to Rio Tinto's Total Stockholder Return ("TSR") equaling or outperforming the HSBC Global Mining Index over a three-year performance period. The HSBC Global Mining Index covers the mining industry globally. Rio Tinto's TSR is calculated as a weighted average of the TSR of Rio Tinto plc and Rio Tinto Ltd. If TSR performance equals the index, the greater of one third of the original grant or up to 20,000 options may vest. The full grant may vest if the TSR performance is greater than the HSBC Global Mining Index plus five percent per annum. Between these points, options may vest on a sliding scale, with no options becoming exercisable for a three year TSR performance below the index. In addition, before approving any vesting and regardless of performance against the respective performance conditions, Rio Tinto's remuneration committee retains discretion to satisfy itself that the TSR performance is a genuine reflection of underlying financial performance.

  •
  Mining Companies Comparative Plan.  Rio Tinto provided certain of our named executive officers part of its long-term compensation through conditional share awards under its Mining Companies Comparative Plan ("MCCP") payable in shares or cash at the discretion of the employee upon achievement of performance objectives. Upon the completion of the IPO, the number of shares under each grant of conditional share awards held less than a year were reduced by a pro rata amount based on the amount of time worked during the performance period and, along with the remaining outstanding conditional share awards, continue to vest upon the normal vesting date subject to performance as measured against the performance conditions. Under the MCCP the performance condition compares Rio Tinto's TSR with the TSR of a similar group of other international mining companies over the same four year period. The similar group for the 2008 award currently consists of 8 other international mining companies: Alcoa Inc., Anglo American plc, Barrick Gold Corporation, BHP Billiton Limited, Freeport-McMoRan Copper & Gold, Inc., Newmont Mining Corporation, Vale S.A., and Xstrata plc. The full 2008 award is expected to vest if Rio Tinto's TSR performance is ranked first or second in the similar group at the end of the performance period. No awards vest if Rio Tinto's TSR performance is ranked below seventh in the similar group, between these points, awards may vest on a sliding scale. The composition of this similar group is reviewed regularly by Rio Tinto's remuneration committee to ensure that it continues to be relevant in a consolidating sector. In addition, before approving any vesting and regardless of performance against the respective performance conditions, Rio Tinto's remuneration committee retains discretion to satisfy itself that the TSR performance is a genuine reflection of underlying financial performance.

  •
  Management Share Plan.  Rio Tinto provided our named executive officers part of their long term compensation through time-vesting conditional share awards under its Management Share Plan ("MSP"). Upon the completion of the IPO, a pro rata amount of these conditional share awards were immediately vested based on the amount of time that has elapsed since the grant was made over the total vesting period. The remaining shares expired upon the completion of the IPO.

  Executive Compensation Philosophy and Objectives

        We believe that having highly talented, dedicated and results-oriented executives is critical to our profitability and long-term success. Accordingly, our post-IPO executive compensation program is primarily designed to achieve a number of key objectives and thereby support our overall efforts to create long-term value for our stockholders:

  •
  Pay for Performance—Motivate our executives to work in the best interests of our stockholders by closely linking compensation to company and individual performance.

  •
  Attract and Retain Top Talent—Attract and retain highly-talented, dedicated and results-oriented executives with competitive compensation packages.

  •
  Executive Stock Ownership—Use equity-based compensation to align the long-term economic interests of our executives with those of our stockholders. We believe that long-term performance is enhanced through an "ownership culture."

  •
  Transparency—Promote transparency through the use of straightforward compensation components.

        The Compensation Committee will review our compensation philosophy on a periodic basis to judge whether the goals and objectives are being met, and what, if any, changes may be needed to the philosophy.

  Elements of 2009 Executive Compensation Program

        The following table highlights the elements of our 2009 executive compensation program and the primary purpose of each element. Because of our ownership and control by Rio Tinto through late November 2009, the compensation elements available to each named executive officer in 2009 may not be reflective of compensation elements to be made available in 2010 and beyond. Each element set forth in the table below is discussed in further detail below in this CD&A.

Element	Objectives and Basis	Rio Tinto	Cloud Peak Energy
Base Salary	Provide base compensation that is competitive for each role to reward and motivate individual performance	Cash	Cash
Annual Incentive Compensation (Bonus)	Provide annual rewards for achieving annual operating, financial and personal performance objectives	Cash and stock issued under the Bonus Deferral Plan	Cash
Long-Term Equity-Based Awards

Provide for grant of share-based compensation to drive company performance and align executives' interests with stockholders' interests, and to retain executives through long-term vesting and potential wealth accumulation; also includes accelerated vesting in specified circumstances as provided in the IPO Award agreements

		Fixed-term stock options; performance contingent awards; restricted stock awards with a vesting period	Time vested restricted stock awards and stock options
Employment Agreements	Promote the continued availability of our executives' services and set forth terms of compensation and severance	Contract; Employee Severance Policy	Contract

Element	Objectives and Basis	Rio Tinto	Cloud Peak Energy
Retirement and Health and Welfare Benefits	Provide competitive benefits to recruit and retain top level executives	Medical, dental, vision, life and disability insurance; tax-qualified 401(k) savings plan; defined contribution and defined benefit pension plans; paid time off; holidays; retiree medical benefits	Medical, dental, vision, life insurance and disability coverage; tax-qualified 401(k) savings and defined contribution plan; paid time off; holidays, retiree medical benefits
Perquisites	Pertains to Rio Tinto pre-IPO only; paid primarily in connection with normal expatriate assignment benefits offered by Rio Tinto	Cash allowances for automobile, housing and other expenses; related tax gross up payments	None

  Principal Factors That Influenced 2009 Executive Compensation

        In 2009, prior to the completion of our IPO, Rio Tinto was responsible for setting compensation levels for our named executive officers, among others, and did so consistently with its internal remuneration practices taking into account the appropriate compensation status for each named executive officer within the global Rio Tinto organization. In connection with our IPO, Rio Tinto retained Mercer to provide information, analyses, and advice regarding compensation for our named executive officers and non-employee directors following the completion of our IPO. Mercer provided the following services to Rio Tinto in order to assist Rio Tinto in developing our initial compensation program:

  •
  developed an industry peer group on the basis of size and nature of operations for competitive compensation comparison purposes for base salaries, annual incentives and long-term compensation;

  •
  provided advice on the design of our annual and long-term incentive plans based on market data and best practices;

  •
  advised on share usage and share reserves for employee equity programs; and

  •
  developed for recommendation non-employee director compensation levels and practices.

        Our Compensation Committee, which was formed in connection with our IPO, did not engage an outside consulting firm during 2009 following the IPO. The Compensation Committee is in the process of evaluating outside consulting firms but has not yet made a determination about which firm it will engage.

  Peer Group Companies

        In 2009, Rio Tinto commissioned a compensation analysis conducted by Mercer in order to obtain a general understanding of current compensation practices and so that our post-IPO executive compensation program could be structured in a manner that is generally consistent with those of other companies of comparable size and industry. Rio Tinto, in consultation with Mercer, looked at public companies in the coal industry of comparable size, revenues and asset holdings in determining the proper compensation peer group for Cloud Peak Energy.

2009 Cloud Peak Energy Compensation Peer Group

    1.
    Alliance Resource Partners, L.P.

    2.
    Alpha Natural Resources, Inc.

    3.
    Arch Coal, Inc.

    4.
    CONSOL Energy Inc.

    5.
    Foundation Coal Holdings, Inc.

    6.
    International Coal Holdings, Inc.

    7.
    James River Coal Company

    8.
    Massey Energy Company

    9.
    Patriot Coal Corporation

    10.
    Peabody Energy Corporation

    11.
    Westmoreland Coal Company

        Following the IPO, the composition of the peer group will be reviewed annually by our Compensation Committee and modified as circumstances warrant in order to maintain a relevant peer group. Although the company did not "benchmark" total compensation or any elements of compensation of our named executive officers against those of the peer group companies above during 2009, it may determine that it is appropriate to do so in the future. In order to obtain a general understanding about current compensation practices, the Compensation Committee may also use data of companies in comparable industries such as energy, oil and gas, and mining, including from the following surveys that were available in 2009: Mercer's Americas Executive Remuneration Database, Mercer's Energy Compensation Survey, Watson Wyatt's Report on Top Management Compensation, Towers Perrin's Executive Compensation Database, and Hay Group's Global Mining Compensation Review.

  Additional Analysis of Executive Compensation Elements

        The following discussion provides additional information and analysis regarding the specific elements of our 2009 executive compensation program, both prior to and following the completion of our IPO. This discussion should be read in conjunction with the remainder of this CD&A (including the section above, "Principal Factors That Influenced 2009 Executive Compensation") and the compensation tables that follow.

  Base Salary

        We provide our named executive officers with a level of base salary in the form of cash compensation which we intend to be appropriate in light of their roles and responsibilities within our organization. Prior to our IPO, these base salary amounts were in line with Rio Tinto's global remuneration policies and procedures. In connection with our IPO, Rio Tinto established base salary amounts that would be commensurate with the named executive officer's role within a public company.

        Rio Tinto made the base salary determinations for our named executive officers set forth below. For each of the named executives, Rio Tinto made an initial base salary determination in the first quarter of the year consistent with its internal remuneration practices, and a separate initial base salary determination in connection with our IPO for the named executive officers following the completion of the IPO in November 2009.

Name	2008 Annual Salary	2009 Annual Salary	Post-IPO Annual Salary
Colin Marshall	$362,200	$374,870	$650,000
Michael Barrett	$191,000	$196,750	$375,000
Gary Rivenes	$220,000	$222,400	$375,000
James Orchard	$185,000	$188,700	$300,000
A. Nick Taylor	$193,000	$197,700	$300,000

  Annual Incentive Compensation

        Immediately prior to the IPO, we adopted an Annual Incentive Plan to provide rewards for achieving annual operating and financial performance objectives. This plan has one-year performance periods and awards under the plan are paid based on actual performance against pre-established performance targets that are approved in advance by the Committee. Beginning in 2010, annual incentive compensation will be determined after the completion of each fiscal year and based on operational and financial performance, as well as personal performance measurements during 2010.

        For 2009, the named executive officers received an annual incentive award under Rio Tinto's Short-Term Incentive Plan described in more detail above. The individual performance measures for 2009 which were established by Rio Tinto at the beginning of 2009 included earnings and cash flow for the business unit and the Rio Tinto Energy and Minerals Group of companies, as well as business unit safety measures and a variety of personal performance factors, which are described in detail below.

        All of our named executive officers had a personal performance measurement related to the sales process for our predecessor, RTEA, which included the completion of our IPO. Furthermore, the 2009 STIP awards were based on a pro-rata calculation of each named executive's pre- and post-IPO base salaries. Target bonus percentage amounts for each of the named executive officers were increased as part of their overall compensation package in connection with the IPO to be commensurate with the named executive officer's role within a public company.

Name	Pre-IPO Target as a Percentage of Base Salary(1)	Post-IPO Target as a Percentage of Base Salary(2)	Actual 2009 Award as a Percentage of Weighted-Average Target(3)
Colin Marshall	55	100	116
Michael Barrett	45	75	137
Gary Rivenes	45	75	129
James Orchard	40	60	98
A. Nick Taylor	40	60	124

(1)
Reflects percentage of base salary immediately prior to the IPO, as reflected in the Base Salary Table above.

(2)
Reflects percentage of base salary immediately after the IPO, as reflected in the Base Salary Table above.

(3)
Reflects percentage of Target award earned, pro-rated to account for pre-IPO and post-IPO Target thresholds.

        Mr. Marshall's personal performance factors included achieving a target of tons shipped of 132.0 million tons during 2009 and a target of tons contracted for sale of 60.0 million tons for each of the years 2010 and 2011, as well as a working capital threshold for the company of 14 payable days.

        Mr. Barrett's personal performance measures included maintaining a working capital threshold for the company of 14 payable days, as well as measurements for the procurement and information technology departments which were under his organization during 2009.

        Mr. Rivenes was measured against a target of tons shipped during 2009 of 132.0 million tons, extending the tire life for our heavy mobile equipment and reclamation activities.

        Mr. Orchard's personal performance factors included achieving a target of tons shipped of 132.0 million tons during 2009 and a target of tons contracted for sale of 60.0 million tons for each of the years 2010 and 2011, as well as measurements for price relative to the first quarter price forecast, and increasing our export position.

        Mr. Taylor's personal performance factors included a measurement for savings from our business improvement process in 2009 and implementation of land strategies and key land purchases.

        Rio Tinto reimbursed Cloud Peak Energy for 2009 awards in their proportion. The awards earned by each named executive officer in 2009 were paid in March 2010.

  Long-Term Equity-Based Awards

        We believe that long-term performance is enhanced through an "ownership culture." Accordingly, we expect that a significant part of our executive compensation program will consist of equity-based compensation. We have established an LTIP that provides for the grant of share-based compensation including share based awards and options, as well as performance contingent awards. As determined by the Compensation Committee, stock options have a fixed term (subject to a 10 year maximum) after which they will not be exercisable. Stock options vest on the basis of time as determined by the Compensation Committee. In the case of performance contingent awards, the performance conditions will be established by the Compensation Committee prior to or at the commencement of the performance period. Awards could vest at an enhanced percentage of the target award in the case of performance above targeted levels. Likewise, no award would be earned if performance falls below a threshold level. Any accelerated vesting of IPO LTIP awards upon a change in control (as defined) would occur if the named executive officer was terminated within two years of a change in control event. Otherwise, accelerated vesting upon a change in control would only take place at the discretion of the Compensation Committee.

        For 2009, the named executive officers participated in Rio Tinto's equity award program through its various plans. In connection with the IPO, each of the named executive officers received an initial award under the LTIP of three times the anticipated standard annual LTIP target. As stated previously, because the stock awards granted to the named executives under Rio Tinto's stock plans were not converted into shares or awards of Cloud Peak Energy stock, Rio Tinto determined to award a larger up-front grant at the IPO. The Compensation Committee is anticipating that no LTIP awards will be granted to the current named executive officers in 2010, and that smaller awards at 50% of target would be issued in 2011 as a result of the large IPO awards, although the Compensation Committee may elect to make changes as it deems appropriate in the future.

        For the 2009 Cloud Peak Energy LTIP awards, each of the named executive officers received stock options and restricted stock awards based on the following values:

Named Executive Officer	Target LTIP as a Percentage of Salary	Total IPO LTIP as a Percentage of Salary	IPO LTIP—Stock Options Award as a Percentage of Salary	IPO LTIP—Restricted Stock Award as a Percentage of Salary
Colin Marshall	300	900	450	450
Michael Barrett	150	450	225	225
Gary Rivenes	150	450	225	225
James Orchard	100	300	150	150
A. Nick Taylor	100	300	150	150

  Retirement and Health and Welfare Benefits

        We offer the same types of retirement, health and welfare benefits to all of our employees, including to our named executive officers, as part of our total executive compensation package. These benefits are intended to help recruit and retain senior executives. Benefits programs are to be reviewed on a periodic basis by comparing against the relevant peer group companies, reviewing published survey information, and obtaining advice from various independent benefit consultants. The following programs are available to our named executive officers and other employees following the IPO:

  •
  medical, dental, vision, life insurance and disability coverage;

  •
  tax-qualified 401(k) savings plan;

  •
  tax-qualified defined contribution plan;

  •
  paid time off;

  •
  holidays; and

  •
  retiree medical benefits.

        Each of our named executive officers participates in our tax-qualified defined contribution plan, which we refer to as the Profit Sharing Plan. The Profit Sharing Plan is designed to attract and retain key talent by providing our executives and other employees with a competitive retirement program to supplement their savings through our tax-qualified 401(k) plan. We also offer a retiree medical plan that is designed to provide retiree medical benefits for our named executive officers and other employees once they reach age 55 and have 10 years of service combined with Rio Tinto and us. Named executive officers and other employees vested in the retiree medical plan offered by Rio Tinto America prior to the completion of our IPO are able to choose between our retiree benefits or those provided by Rio Tinto America. We believe that these retirement benefits are competitive within our industry.

        Prior to the completion of the IPO, each of our named executive officers was eligible to participate in Rio Tinto's various pension plans. Rio Tinto and Rio Tinto America provided retirement benefits through defined contribution and defined benefit plans. Descriptions of the material features of the Rio Tinto and Rio Tinto America defined benefit plans providing pension benefits to our named executive officers are included in the section entitled "Pension Benefits" below.

  Perquisites

        Under Rio Tinto's compensation program, the named executive officers were provided with a number of perquisites consistent with Rio Tinto's standard expatriate assignment benefits, which included housing and vehicle allowances for executives working overseas from their home base of operations (in the case of Mr. Marshall, London, and in the case of Messrs. Barrett and Taylor,

Australia) and net pay equalizations. Mr. Barrett was also able to lock in a current exchange rate between the Australian dollar and the U.S. dollar for a small portion of his salary which was regularly remitted from U.S. dollars to Australian dollars pursuant to the terms of his employment agreement with Rio Tinto. Rio Tinto received any gain on the exchange rate below the locked in rate, and Mr. Barrett received any gain on the exchange rate above the locked in rate.

        We did not provide any perquisites to the named executive officers during 2009 and are not continuing the perquisites previously offered by Rio Tinto to the named executive officers prior to the IPO.

  Employment Agreements

        Each of the named executive officers was party to an employment agreement with Rio Tinto prior to the IPO which terminated upon the completion of the IPO. In connection with the IPO, we entered into employment agreements with our named executive officers. These employment agreements provide assurances as to position, responsibility, location of employment and certain compensation terms, which, if breached, would constitute "good reason" to terminate employment with us. Each agreement is structured to have a term of three years that, commencing at the end of such three year period and each year thereafter, will extend automatically for one year unless advance written notice by either party is provided. In addition, the agreements provide for:

  •
  Specified base salaries.

  •
  Participation in all of our employee benefit plans on the same basis as our other senior management.

  •
  Termination benefits, including, in specified circumstances, severance payments.

  •
  Annual bonuses pursuant to our annual incentive plan and grants pursuant to our LTIP, including stock options and restricted stock at the time of our IPO. The table below sets forth additional detail regarding the target and maximum bonus opportunities under our annual incentive plan, as well as grant targets pursuant to our LTIP, for each of our named executive officers.

	Annual Incentive Plan		Long Term Incentive Plan
Name	Target (% of base salary)	Maximum (% of base salary)	2011 Grant (% of base salary)(1)	2012 and beyond (% of base salary)(2)
Colin Marshall	100	200	150	300
Michael Barrett	75	150	75	150
Gary Rivenes	75	150	75	150
James Orchard	60	120	50	100
A. Nick Taylor	60	120	50	100

(1)
To be awarded in the form of performance share units

(2)
To be awarded in the form of stock options and performance share units

        We have not entered into separate severance agreements with our executive officers and instead rely on the terms of the executive's employment agreement and/or LTIP award agreements to dictate the terms of any severance and change in control arrangements. Our employment agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control, but do provide for such payments upon the termination of the executive's position for "good reason" or "without cause", which are defined in the employment agreement and described in more detail in "Potential Payments Upon Termination or Change in Control" below. The payout levels and triggering events in the agreements were initially structured by Rio Tinto in connection with our IPO.

Each of the executive officer's IPO LTIP award agreements set forth acceleration terms in the event of a termination within two years of a change in control or termination of the executive's position for good reason or without cause. Additional information regarding these severance terms is set forth below under, "Potential Termination and Change in Control Benefits Tables."

  Tax Deductibility of Executive Compensation

        Pursuant to Section 162(m) of the Internal Revenue Code, certain compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent it constitutes performance-based compensation. Due to transition relief available under Section 162(m) for new public companies, compensation attributable to awards under our LTIP and Annual Incentive Plan made during the applicable relief period will be exempt from the deduction limitation under Section 162(m). As a result, a significant portion of our overall executive compensation should satisfy the requirements for deductibility under Section 162(m) during this transition period. At the same time, the Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible.

Review of and Conclusion Regarding All Components of Executive Compensation

        The compensation elements for our named executive officers at the beginning of 2009 were established by Rio Tinto in accordance with its internal remuneration practices, and in anticipation of the IPO, in consultation with its independent compensation consultant. Performance assessment and payments thereunder for the named executive officers were determined and paid for by Rio Tinto for the period prior to the IPO. In November 2009, in connection with our IPO, our Board reviewed and approved the named executive officers' post-IPO 2009 compensation, including salary, bonus, equity and long-term incentive compensation. Based upon the review by our Board in 2009, and the Compensation Committee's review in 2010, the Compensation Committee believes the current compensation for our executive officers is competitive and that our compensation practices are designed to enable Cloud Peak Energy to attract and retain key executive talent. The Compensation Committee also finds the named executive officers' total compensation to be fair, reasonable and consistent with the company's executive compensation philosophy. However, because of the timing of our IPO and the fact that the Compensation Committee is newly established, once it has an opportunity to review the executive compensation program with the assistance of an independent compensation consultant, it may determine in the future to make changes it believes are appropriate for the company and our stockholders.

Important Note Regarding Compensation Tables

        The following compensation tables in this Proxy Statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary, bonus and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive's employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

 Summary Compensation Table

        The following table sets forth information regarding compensation earned for 2009 by our named executive officers: Colin Marshall, our President and Chief Executive Officer, Michael Barrett, our Executive Vice President and Chief Financial Officer, Gary Rivenes, our Executive Vice President and Chief Operating Officer, James Orchard, our Senior Vice President, Marketing & Government Affairs, and A. Nick Taylor, our Senior Vice President, Technical Services.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)		All Other Compensation ($)(10)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)		(i)	(j)
Colin Marshall	2009	$412,273	$387,537	$3,437,306		$3,314,970	$298,500	$780,094		$184,970	$8,815,650
President and CEO	2008	$359,553	$197,297	$589,649	(8)	—	$282,329	—	(9)	$133,296	$1,562,124
Michael Barrett	2009	$219,570	$186,990	$911,585		$951,922	$151,800	—		$184,646	$2,606,513
Executive Vice President and Chief Financial Officer	2008	$188,537	$91,875	$71,572	(8)	—	$110,612	—		$115,434	$578,030
Gary Rivenes	2009	$240,897	$156,262	$1,059,156		$961,872	$157,200	$44,497		$17,155	$2,637,039
Executive Vice President and Chief Operating Officer	2008	$220,000	$82,013	$56,737	(8)	—	$99,936	$22,865		$17,626	$499,177
James Orchard	2009	$199,260	$161,875	$516,005		$515,186	$85,800	$55,468		$34,000	$1,567,594
Senior Vice President, Marketing and Government Affairs	2008	$177,211	$97,125	$71,513	(8)	—	$103,896	$21,296		$28,765	$499,806
A. Nick Taylor	2009	$207,206	$162,050	$518,165		$513,652	$112,600	—		$251,924	$1,765,597
Senior Vice President, Technical Services	2008	$190,999	$94,500	$72,416	(8)	—	$108,080	—		$217,995	$683,990

(1)
For 2009, amounts include the portion of the named executive officer's compensation paid by Rio Tinto prior to Cloud Peak Energy's IPO in November 2009 and the portion of the named executive officer's compensation paid directly by Cloud Peak Energy following the IPO. For 2008, all compensation amounts shown were paid by Rio Tinto.

(2)
This column represents amounts earned and paid in 2008 and 2009 under the Rio Tinto Retention Award Program (the "Retention Program") for continued employment since December 2007. In accordance with the terms of the Retention Program, the executives received a payment in July 2008 and a second payment in July 2009. Amounts also include payment of a "completion" bonus payable at Rio Tinto's discretion upon the completion of Cloud Peak Energy's IPO, which was paid to the executives in March 2010. The details of the amounts paid in 2009 for each of the named executive officers under these bonus plans are as follows: Mr. Marshall: $197,297 under the Retention Program, $190,240 completion bonus; Mr. Barrett: $97,875 under the Retention Program, $89,133 completion bonus; Mr. Rivenes: $82,012 under the Retention Program, $74,250 completion bonus; Mr. Orchard: $97,125 under the Retention Program, $64,750 completion bonus; and Mr. Taylor: $94,500 under the Retention Bonus, $67,550 completion bonus.

(3)
The value of stock awards has been determined in accordance with the recognition and measurement requirements of FASB ASC Topic 718. The fair value of awards granted under the MCCP has been based on the market price of shares at the measurement date adjusted to reflect the number of awards expected to vest based on the current relative total stockholder return performance and for non-receipt of dividends between measurement date and date of vesting. The fair value of awards granted under the MSP is measured at the purchase cost of the shares from the market. The fair value of awards granted under the LTIP has been based on the market price of shares at the grant date. Further details of the methods and assumptions used for these awards are included in Note 14 of the Notes to Consolidated Financial Statements included in the company's annual report on Form 10-K for the year ended December 31, 2009.

(4)
The value of option awards has been determined in accordance with the recognition and measurement requirements of FASB ASC Topic 718. The fair value of awards granted under the Rio Tinto SOP have been calculated at their respective dates of grant using an independent lattice based option valuation model provided by external actuarial consultants. The fair value of options granted under the LTIP has been based on the market price of shares at the grant date. Further details of the methods and assumptions used for these awards are included in Note 14 of Notes to Consolidated Financial Statements included in the company's annual report on Form 10-K for the year ended December 31, 2009.

(5)
This column represents the amount earned by each named executive officer under Rio Tinto's STIP. For the calendar year 2009, the amount is based on the pro rata responsibilities of the parties pursuant to the Employee Matters Agreement described in detail under "Certain Relationships and Related Transactions—Structuring Transactions and Related Agreements—Employee Matters Agreement" included elsewhere in this Proxy Statement.

(6)
Messrs. Marshall and Rivenes were paid a portion of their 2008 short-term incentive plan awards as shares of our common stock under the terms of the Rio Tinto 2008 Bonus Deferral Plan ("Bonus Deferral Plan"). The awards for Messrs. Marshall and Rivenes, as well as the terms of the Bonus Deferral Plan are described in more detail under "Grants of Plan-Based Awards" below.

(7)
This column represents the total change in the present actuarial value of the accumulated benefit under Rio Tinto's defined benefit pension plans. Colin Marshall's accumulated benefits have been translated into U.S. dollars based on an exchange rate of $1.67920 / £1 at December 31, 2009 and $1.4445 / £1 at December 31, 2008.

(8)
Expenses reversed pursuant to FAS123(R) of $(303,664), $(1,865), $(8,262) and $(159,130) for cash-settled awards due to declines in stock price have been excluded for Messrs. Marshall, Barrett, Rivenes and Taylor, respectively, as no expense for these awards has been previously reported in this Summary Compensation Table.

(9)
Mr. Marshall's change in pension value from December 31, 2007 as compared to December 31, 2008 was $(404,391).

(10)
The amounts in column (i) are more fully described in the All Other Compensation table included below.

  All Other Compensation

Name	Year	Housing Allowance (1)	Auto Allowance (2)	Company Contrib. to 401(k) Plan	Financial Services(3)	Company Contrib. to Pension Plans(4)	Home Leave(5)	Other(6)	Total
Colin Marshall	2009	$44,308	$11,077	$3,900	$29,696	$45,101	$33,479	$17,409	$184,970
Michael Barrett	2009	$29,539	$8,861	$2,249	$—	$86,280	$43,084	$14,633	$184,646
Gary Rivenes	2009	$—	$—	$12,077	$2,355	$2,250	$—	$473	$17,155
James Orchard	2009	$—	$—	$11,956	$3,773	$1,800	$16,351	$120	$34,000
A. Nick Taylor	2009	$29,539	$8,861	$1,800	$84,673	$56,405	$46,217	$24,429	$251,924

(1)
Includes the following housing allowance amounts and related tax gross-ups: Mr. Marshall, $33,231, plus $11,077 as a related tax gross-up; Mr. Barrett, $22,154, plus $7,385 as a related tax gross-up; and Mr. Taylor, $22,154, plus $7,385 as a related tax gross-up.

(2)
Includes the following automobile allowance amounts and related tax gross-ups: Mr. Marshall, $8,308, plus $2,769 as a related tax gross-up; Mr. Barrett, $6,646, plus $2,215 as a related tax gross-up; and Mr. Taylor, $6,646, plus $2,215 as a related tax gross-up.

(3)
Includes the following financial services amounts and related tax gross-ups: Mr. Marshall, $20,000, plus $9,696 as a related tax gross-up representing a tax extension payment made on behalf of Mr. Marshall; Mr. Rivenes, $1,732 plus $623 as a related tax gross-up for reimbursement of tax-related services; Mr. Orchard, $2,600, plus $1,173 as a related tax gross-up for reimbursement of tax-related services; and Mr. Taylor, $57,084, plus $27,589 as a related tax gross-up representing a tax extension payment made on behalf of Mr. Taylor.

(4)
Includes the following pension plan contribution amounts and related tax gross-ups:

Mr. Marshall, $41,201 as a supplementary cash allowance under Mr. Marshall's UK pension plan, as translated into U.S. dollars based on an average exchange rate of $1.6792 / £1, and $3,900 pursuant to Cloud Peak Energy's tax-qualified defined contribution plan;

Mr. Barrett, $56,969 as remuneration related to Mr. Barrett's Australian defined contribution plan benefits being a taxable event during his tenure in the U.S., plus $27,061 as a related tax gross-up, and $2,250 pursuant to Cloud Peak Energy's tax-qualified defined contribution plan;

Mr. Rivenes, $2,250 pursuant to Cloud Peak Energy's tax-qualified defined contribution plan;

Mr. Orchard, $1,800 pursuant to Cloud Peak Energy's tax-qualified defined contribution plan; and

  Mr. Taylor, $40,162 as remuneration related to Mr. Taylor's Australian defined contribution plan benefits being a taxable event during his tenure in the U.S., plus a related tax gross-up of $14,443, and $1,800 pursuant to Cloud Peak Energy's tax-qualified defined contribution plan.

(5)
Includes the following home leave amounts and related tax gross-ups: Mr. Marshall, $33,479; Mr. Barrett, $32,313, plus $10,771 as a related tax gross-up; Mr. Orchard, $16,351; and Mr. Taylor, $34,663, plus $11,554 as a related tax gross-up.

(6)
Includes the following amounts:

Mr. Marshall, $837 for quarterly safety awards, $200 for participation in the company's wellness program, and $12,279 as a net equalization payment under Rio Tinto policies plus $4,093 as a related tax gross-up;

Mr. Barrett, $120 for quarterly safety awards, $200 for participation in the company's wellness program, $999 for expatriate benefits consisting of earnings generated as a result of an exchange rate lock-in, plus $333 as a related tax gross-up, and $9,736 as a net equalization payment under Rio Tinto policies plus $3,245 as a related tax gross-up;

Mr. Rivenes, $120 for quarterly safety awards, $200 for participation in the company's wellness program, and $153 in other income related to an overpayment of health and welfare benefits in 2009;

Mr. Orchard, $120 for quarterly safety awards; and

Mr. Taylor, $120 for quarterly safety awards, $200 for participation in the company's wellness program, and $18,082 as a net equalization payment under Rio Tinto policies plus $6,027 as a related tax gross-up.

Grants of Plan Based Awards

        In the year ended December 31, 2009, Rio Tinto made awards under its MSP and the SOP and its short term incentive plan. As a result of the separation from Rio Tinto America, some of the awards described below will vest and others will remain outstanding subject to their terms until the end of the performance period. In the year ended December 31, 2009, in connection with the November 2009 IPO, Cloud Peak Energy made awards under its LTIP.

        Performance Based Share Options.    Under the Rio Tinto SOP, vesting is subject to Rio Tinto's TSR equaling or outperforming the HSBC Global Mining Index over a three-year performance period. The HSBC Global Mining Index covers the mining industry globally. Rio Tinto's TSR is calculated as a weighted average of the TSR of Rio Tinto plc and Rio Tinto Ltd. If TSR performance equals the index, the greater of one third of the original grant or up to 20,000 options may vest. The full grant (subject to pro-rata adjustments, if any, in connection with the IPO) may vest if the TSR performance is greater than the HSBC Global Mining Index plus five per cent per annum. Between these points, options may vest on a sliding scale, with no options becoming exercisable for a three year TSR performance below the index. In addition, before approving any vesting and regardless of performance against the respective performance conditions, Rio Tinto's remuneration committee retains discretion to satisfy itself that the TSR performance is a genuine reflection of underlying financial performance.

        Performance Vesting Conditional Share Awards.    Under the MCCP the performance condition compares Rio Tinto's TSR with the TSR of a similar group of other international mining companies over the same four year period. The similar group for the 2008 award currently consists of 8 other international mining companies. The full 2008 award (subject to pro-rata adjustments, if any, in connection with the IPO) is expected to vest if Rio Tinto's TSR performance is ranked first or second in the similar group at the end of the performance period. No awards vest if Rio Tinto's TSR performance is ranked below seventh in the similar group, between these points, awards may vest on a sliding scale. The composition of this similar group is reviewed regularly by the remuneration committee to ensure that it continues to be relevant in a consolidating sector. In addition, before approving any vesting and regardless of performance against the respective performance conditions, Rio Tinto's remuneration committee retains discretion to satisfy itself that the TSR performance is a genuine reflection of underlying financial performance.

        Time Vesting Conditional Share Awards.    Under the MSP the restrictions on shares granted in 2008 (subject to pro-rata adjustments, if any, in connection with the IPO) are set to be lifted on December 31, 2010.

        Short-Term Incentive Plan.    Each of our named executive officers was granted a cash bonus under Rio Tinto's short-term incentive plan. The amount of this bonus was determined as a percentage of each executive's base salary and subject to certain business and personal performance goals. The Target and Maximum amounts shown below assume payment in full in cash. However, under the Bonus Deferral Plan, 50% of the total bonus amounts for Messrs. Marshall and Rivenes were deferred into restricted stock awards of Rio Tinto plc stock granted in 2009 in the amount of 6,144 shares and 2,175 shares, respectively. In addition, Messrs. Marshall and Rivenes received a restricted stock award equal to 25% of their respective base salaries as an additional award under the Bonus Deferral Plan of 4,079 shares and 2,441 shares, respectively. Under the Bonus Deferral Plan the restrictions on shares granted in 2009 are set to be lifted as to 50% of the award on December 31, 2010, and as to the remaining 50% on December 31, 2011, subject to continued employment.

        The following table illustrates grants of plan based awards as of December 31, 2009 under the Rio Tinto plans:

Rio Tinto Plans

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)(4)
										Grant Date Fair Value of Stock and Option Awards ($)(l)(5)
									Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Colin Marshall
STIP(1)	3/17/2009	0	196,807	393,614				10,223		249,074
MSP(1)	3/17/2009							10,681		260,232
SOP(1)	3/17/2009				0	7,578	7,578		23.25	58,843
Michael Barrett
STIP(1)	3/17/2009	0	100,980	201,960
MSP(1)	3/17/2009							2,355		64,835
SOP(1)	3/17/2009				0	1,437	1,437		22.05	12,654
Gary Rivenes
STIP(1)	3/17/2009	0	78,700	157,400				4,616		112,464
MSP(1)	3/17/2009							4,102		99,941
SOP(1)	3/17/2009				0	2,911	2,911		23.25	22,604
James Orchard
STIP(1)	3/17/2009	0	75,480	150,960
MSP(1)	3/17/2009							2,586		63,005
SOP(1)	3/17/2009				0	1,835	1,835		23.25	14,249
A. Nick Taylor
STIP(1)	3/17/2009	0	79,080	158,160
MSP(1)	3/17/2009							2,367		65,165
SOP(1)	3/17/2009				0	1,444	1,444		22.05	12,715

(1)
Type of Award:

STIP = Short Term Incentive Plan; includes both cash payments and stock awards under the Bonus Deferral Plan under the short term incentive plan

MSP = Management Share Plan, which provides time vesting conditional shares

SOP = Share Option Plan, which provides for performance based share options

(2)
The amounts included reflect the target and maximum payment levels, respectively, under the STIP and are assumed to be cash payments. Under the STIP, Rio Tinto retains discretion to grant a bonus below target level if performance is below such target level. No amounts may be earned by any executive if performance is below target level for the business and personal performance goals. For actual amounts earned by our named executive officers see "Summary Compensation Table" above.

(3)
This includes options granted under the SOP. Grants under the SOP are subject to a performance condition, the achievement or non-achievement of which will determine the number of options or shares awarded to a participant.

(4)
Restricted stock awards under the MSP provide only for a single estimated payout based on continued employment. Equity awards under the STIP are issuable pursuant to the Bonus Deferral Plan which provides for deferral of 50% of the total cash bonus amounts to be issued as restricted stock awards of Rio Tinto plc stock, which lift on the basis of time.

(5)
Details of the methods and assumptions used for determining the fair value of these awards are included in Note 14 of the Notes to Consolidated Financial Statements included in the company's annual report on Form 10-K for the year ended December 31, 2009.

        Cloud Peak Energy Time-Vested Awards.    In connection with our IPO, under Cloud Peak Energy's LTIP, each named executive officer received a restricted stock award and a non-qualified stock option award. These awards vest solely on the basis of time and are scheduled to vest as to 100% on November 20, 2012, contingent upon the named executive officer's continued employment with us.

        The following table illustrates grants of plan based awards as of December 31, 2009 under the Cloud Peak Energy plan:

Cloud Peak Energy LTIP

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(3)	Exercise or Base Price of Option Awards ($/Sh) (k)(4)	Grant Date Fair Value of Stock and Option Awards ($)(l)(5)
Colin Marshall
LTIP(1)	11/20/2009	195,200	367,924	15.00	6,184,127
Michael Barrett
LTIP(1)	11/20/2009	56,450	106,132	15.00	1,786,018
Gary Rivenes
LTIP(1)	11/20/2009	56,450	106,132	15.00	1,786,018
James Orchard
LTIP(1)	11/20/2009	30,200	56,603	15.00	953,937
A. Nick Taylor
LTIP(1)	11/20/2009	30,200	56,603	15.00	953,937

(1)
Cloud Peak Energy's 2009 Long Term Incentive Plan; provides for time vesting restricted stock awards and stock options.

(2)
Represents restricted stock awards granted pursuant to Cloud Peak Energy's LTIP, which are scheduled to vest on November 20, 2012, subject to the named executive's continued employment with us.

(3)
Represents non-qualified stock options granted pursuant to Cloud Peak Energy's LTIP, which are scheduled to vest on November 20, 2012, subject to the named executive's continued employment with us.

(4)
Represents the exercise price of options shown under column (j) for the respective named executive officer. Restricted stock awards shown under column (i) do not have an exercise price.

(5)
Grant date fair value of restricted stock and option awards is based on the IPO offering price of the company's stock on November 20, 2009 of $15.00 per share.

Outstanding Equity Awards at Year End

        The table below in this section sets forth information regarding outstanding equity awards held at the end of 2009 by our named executive officers. Some of these equity awards were issued pursuant to the LTIP and some were issued pursuant to applicable Rio Tinto plan.

        Before the IPO we did not issue any equity based awards to our officers or other employees. Each of our named executive officers holds share-based awards granted by Rio Tinto plc or Rio Tinto Ltd. Mr. Marshall's, Mr. Rivenes' and Mr. Orchard's awards were in shares of Rio Tinto plc. and Mr. Barrett's and Mr. Taylor's awards were in shares of Rio Tinto Ltd.

        Rio Tinto Share Option Plan.    Rio Tinto provided part of its long term compensation through performance vested option grants under its SOP. Upon the completion the IPO, the number of shares under each grant of share options that were held less than a year were proportionately reduced based on the amount of time worked for RTEA during the first 12 months since the grant date and will remain outstanding and will continue to vest upon the normal vesting date subject to performance as measured against Rio Tinto performance conditions. After the IPO, all other share options will remain outstanding and continue to vest upon the normal vesting date subject to performance as measured against Rio Tinto performance conditions.

        Mining Companies Comparative Plan.    Rio Tinto provided part of its long-term compensation through conditional share awards under its MCCP payable in shares or cash at the discretion of the employee upon achievement of performance objectives. At the IPO, the number of shares under each grant of conditional share awards that are held less than a year were reduced by a pro rata amount based on the amount of time worked during the performance period and will vest upon the normal vesting date subject to performance as measured against the performance conditions. After the IPO, the remaining outstanding conditional share awards will vest in full upon the normal vesting date subject to performance as measured against the Rio Tinto performance conditions.

        Management Share Plan.    Rio Tinto provided part of its long term compensation through time-vesting conditional share awards under its MSP. Upon completion of the IPO, a pro rata amount of these conditional share awards immediately vested based on the amount of time that has elapsed since the grant was made over the total vesting period.

        Cloud Peak Energy Long-Term Incentive Plan.    In November 2009, Cloud Peak Energy adopted the LTIP, pursuant to which we may issue various equity securities to directors, officers, key employees and consultants. Under the LTIP, we have awarded stock options and restricted stock. Please refer to the

Grants of Plan Based Awards table above for a description of these types of equity awards under the LTIP.

	Option Awards(1)								Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)(3)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Colin Marshall	9,305	(5)					$16.61	3/6/2013
	6,473	(6)					$17.49	11/19/2010
	5,334	(7)					$24.04	11/19/2010
	5,199	(8)					$35.68	11/19/2010
									5,199	(9)	$280,725
					9,749	(10)	$35.55	3/12/2017
									9,749	(11)	$526,406
									7,100	(13)	$383,371
					7,578	(15)	$26.33	3/17/2013
									200	(18)	$2,912
			367,924	(19)			$15.00	11/20/2019
									195,000	(20)	$2,839,200
Michael Barrett					1,756	(10)	$69.30	9/9/2017
									1,089	(12)	$72,837
									1,689	(11)	$112,968
									433	(14)	$28,961
					1,437	(15)	$29.87	3/17/2013
									572	(16)	$38,258
									200	(18)	$2,912
			106,132	(19)			$15.00	11/20/2019
									56,250	(20)	$819,000
Gary Rivenes					1,430	(10)	$35.58	3/12/2017
									998	(12)	$53,888
									1,430	(11)	$77,214
									367	(14)	$19,817
					2,911	(15)	$26.33	3/17/2013
									997	(16)	$53,834
									3,076	(17)	$166,091
									200	(18)	$2,912
			106,132	(19)			$15.00	11/20/2019
									56,250	(20)	$819,000
James Orchard									645	(12)	$34,827
									758	(14)	$40,929
					1,835	(15)	$26.33	3/17/2013
									628	(16)	$33,909
									200	(18)	$2,912
			56,603	(19)			$15.00	11/20/2019
									30,000	(20)	$436,800
A. Nick Taylor									2,710	(21)	$181,256
									3,280	(9)	$219,380
					1,906	(10)	$52.23	3/12/2017
									1,089	(12)	$72,837
									2,307	(11)	$154,302
									438	(14)	$29,295
					1,444	(15)	$29.87	3/17/2013
									574	(16)	$38,392
									200	(18)	$2,912
			56,603	(19)			$15.00	11/20/2019
									30,000	(20)	$436,800

(1)
Includes share options granted under Rio Tinto's SOP and non-qualified stock options granted under Cloud Peak Energy's LTIP.

(2)
Includes conditional share awards under Rio Tinto's MCCP, restricted stock under Rio Tinto's MSP, and restricted stock under Cloud Peak Energy's LTIP.

(3)
For options granted pursuant to Cloud Peak Energy's LTIP, this column represents the initial price of common stock offered at Cloud Peak Energy's IPO.

For shares granted pursuant to Rio Tinto's SOP, this column shows the weighted average of the official closing price as reported on the London Stock Exchange on the five days preceding the date of grant. Amounts for Mr. Marshall, Mr. Rivenes and Mr. Orchard are translated into

  U.S. dollars based on an exchange rate of $1.5928 / £1 at December 31, 2009. Amounts for Mr. Barrett and Mr. Taylor are translated into U.S. dollars based on an average exchange rate of $0.8931 / AU$1 at December 31, 2009.

(4)
For awards granted under Cloud Peak Energy's LTIP, amounts in this column are based upon the closing market price of Cloud Peak Energy's common stock as of December 31, 2009 ($14.56), as reported on the NYSE.

For awards granted under Rio Tinto's plans, the market value of these awards was determined based on £33.90 per Rio Tinto plc share an AU$74.89 per Rio Tinto Ltd. Share, the official closing prices as reported on the London Stock Exchange and the Australian Securities Exchange, respectively, at December 31, 2009. Amounts for Mr. Marshall, Mr. Rivenes and Mr. Orchard are translated into U.S. dollars based on an exchange rate of $1.5928 / £1 at December 31, 2009. Amounts for Mr. Barrett and Mr. Taylor are translated into U.S. dollars based on an average exchange rate of $0.8931 / AU$1 at December 31, 2009.

(5)
This 2003 SOP award became fully exercisable on March 7, 2006, based on the satisfaction of all applicable performance criteria as of fiscal year end 2005.

(6)
This 2004 SOP award became fully exercisable on April 22, 2009, based on the satisfaction of all applicable performance criteria as of fiscal year end 2008.

(7)
This 2005 SOP award became fully exercisable on March 9, 2008, based on the satisfaction of all applicable performance criteria as of fiscal year end 2007.

(8)
This 2006 SOP award became fully exercisable on March 7, 2009, based on the satisfaction of all applicable performance criteria as of fiscal year end 2008.

(9)
A portion of the restrictions on this 2006 MCCP award were lifted in 2010 based on the satisfaction of certain applicable performance criteria as of fiscal year end 2009. The remainder of the award lapsed due to the failure to meet performance criteria as of year end 2009.

(10)
This 2007 SOP award lapsed in full, based on the failure to meet all applicable performance criteria as of fiscal year end 2009.

(11)
The restrictions on this 2007 MCCP award will be lifted in 2011, subject to the satisfaction of all applicable performance criteria as of fiscal year end 2010.

(12)
This 2007 MSP award was scheduled to vest on December 31, 2009.

(13)
The restrictions on this 2008 MCCP award will be lifted in 2012, subject to the satisfaction of all applicable performance criteria as of fiscal year end 2011.

(14)
This 2008 MSP award is scheduled to vest on December 31, 2010.

(15)
This 2009 SOP award will vest and become fully exercisable on March 17, 2012 subject to the satisfaction of all applicable performance criteria as of fiscal year end 2011.

(16)
Shares reflect pro-rata adjustment as of the date of the IPO, pursuant to the terms of the MSP. The adjusted 2009 MSP award vested in full on November 19, 2009.

(17)
Shares reflect pro-rata adjustment as of the date of the IPO, pursuant to the terms of the BDP. The adjusted 2009 BDP award vested in full on November 19, 2009.

(18)
This 2009 LTIP restricted stock award will vest on November 20, 2012, subject to the continued employment of the executive with Cloud Peak Energy.

(19)
This 2009 LTIP non-qualified stock option will vest on November 20, 2012, subject to the continued employment of the executive with Cloud Peak Energy.

(20)
This 2009 LTIP restricted stock award will vest on November 20, 2012, subject to the continued employment of the executive with Cloud Peak Energy.

(21)
This Phantom Stock award vested in full on March 7, 2009.

Option Exercises and Stock Vested

        The following table sets forth information for our named executive officers regarding option exercises and equity vestings during 2009.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Colin Marshall(4)	4,443	(1)	126,795
	2,902	(2)	147,752
	559	(2)	28,461
	2,589	(2)	131,816
	7,645	(3)	389,236

(1)
Represents Mr. Marshall's conditional share award under the Rio Tinto MCCP, payable in shares or cash at the discretion of the employee upon achievement of performance objectives. Mr. Marshall elected to receive shares. Value is based on the official closing price as reported on the London Stock Exchange translated into U.S. dollars based on an exchange rate of $1.4348 / £1.

(2)
Represents Mr. Marshall's time-vesting conditional share awards under the Rio Tinto MSP. Value is based on the official closing price as reported on the London Stock Exchange translated into U.S. dollars based on an exchange rate of $1.6256 / £1.

(3)
Represents Mr. Marshall's time-vesting restricted stock award under the Rio Tinto DBP. Value is based on the official closing price as reported on the London Stock Exchange translated into U.S. dollars based on an exchange rate of $1.6256 / £1.

(4)
None of our other named executive officers vested in any share awards or exercised any options in 2009.

Pension Benefits

        Prior to the completion of the IPO, each of our named executive officers was eligible to participate in Rio Tinto's various pension plans. Rio Tinto and Rio Tinto America provided retirement benefits through defined contribution and defined benefit plans. The table below sets forth information regarding estimated payments or other benefits payable at, following or in connection with retirement to which our named executive officers are entitled under any of the pension plans to which the executive officer was entitled to receive benefits as of the end of 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Colin Marshall	Rio Tinto UK Pension Fund	20.24	1,511,660	—
Gary Rivenes	Rio Tinto America Pension Plan	6.885	102,273	—
	Rio Tinto Supplemental Executive Retirement Plan	6.885	69,925	—
James Orchard	Rio Tinto America Pension Plan	4.835	57,518	—
	Rio Tinto Supplemental Executive Retirement Plan	4.835	67,800	—

        Rio Tinto UK Pension Fund.    This fund provided pension benefits to Mr. Marshall. Under the arrangement Mr. Marshall is entitled to a pension equal to two-thirds of final pensionable pay at normal retirement date (April 2024, age 60), less a state pension deduction. Proportionally lower benefits are payable for shorter service. In the case of Mr. Marshall, pensionable pay is restricted to a fund specific earnings cap which was defined as £120,000 at April 2008 and this amount is subject to increases each April broadly in line with UK price inflation. Mr. Marshall is not required to pay contributions to the fund. With the consent of the fund's trustee, Mr. Marshall may retire any time after his 55th birthday and his pension would be reduced by 4% for each year he retires before age 60. The fund provides a spouse's pension and lump sum benefit on death during service.

        As Mr. Marshall's pensionable pay under the fund was restricted, he received an additional cash supplement equal to 20% of the difference between his unrestricted pensionable earnings and the fund specific earnings cap. This element of his compensation is included in the other compensation column of the summary compensation table provided above under "Summary Compensation Table".

        The present value of accumulated benefit was calculated assuming Mr. Marshall were to leave service and become entitled to a deferred pension based on his final pensionable pay at the valuation date. His deferred pension would be subject to revaluation in line with the UK retail prices index (up to 10% per annum) from date of valuation until his normal retirement date. The valuation used the following material assumptions at December 31, 2008: discount rate 6.3% per anum (2007: 5.9% per annum), UK price inflation 2.8% per annum (2007: 3.4% per annum) and mortality rates according to recent UK industry standard tables.

        Effective as of our IPO, Mr. Marshall ceased to continue to accrue benefits in the Rio Tinto UK Pension Fund.

        Rio Tinto America Pension Plan.    This fund provided pension benefits to Mr. Rivenes and Mr. Orchard. Under the arrangement Mr. Rivenes and Mr. Orchard were entitled to a monthly pension equal to 1% of average monthly final average earnings (up to the monthly average social security wage base at normal retirement date (age 65)) multiplied by years of service plus 1 2/3% of final average monthly earnings in excess of the monthly average social security wage base at normal retirement date (age 65) multiplied by years of service. Earnings is defined as base pay plus one-half of short-term bonus limited to an annual statutory amount ($230,000 in 2008). Mr. Rivenes and Mr. Orchard were not required to pay contributions to the fund. Mr. Rivenes and Mr. Orchard may retire any time after their 55th birthday and the completion of five years of service; however, their pension would be reduced by 4% for each year they retire before age 65. The fund provides, on death in service, a spouse's lifetime pension if married or, if not married, a five year pension benefit to the designated beneficiary.

        The present value of accumulated benefit has been calculated based on Mr. Rivenes' and Mr. Orchard's final average earnings and service at the valuation date. Mr. Rivenes is vested in his benefit, Mr. Orchard is not. The valuation used the following material assumptions at December 31, 2008: a discount rate of 6.1% per annum (2007: 6.3% per annum) and mortality rates according to recent US industry standard tables. Effective as of our IPO, Mr. Rivenes and Mr. Orchard ceased to accrue benefits in the Rio Tinto America Pension Plan.

        Rio Tinto Supplemental Executive Retirement Plan.    This fund provided pension benefits to Mr. Rivenes and Mr. Orchard based on eligible compensation over the annual statutory limit ($245,000 in 2009). Under the arrangement, Mr. Rivenes and Mr. Orchard are entitled to an annual retirement benefit equal to 2.5% of their highest consecutive three-year average annual compensation (out of the last 120 months of employment) multiplied by years of service with Rio Tinto less the executive's benefit under the Rio Tinto America Pension Plan and annual primary social security benefit pro rated by years of service with Rio Tinto to 35 years at normal retirement date (age 62). Average annual compensation is defined as base pay plus half of short term incentive plan bonuses. Mr. Rivenes and Mr. Orchard were not required to pay contributions to the fund. Mr. Rivenes and Mr. Orchard are fully vested in their accounts at all times and may retire any time after their 55th birthday; however, their pension would be reduced by 4% for each year they retire before age 62. The fund provides, upon a change in control of Rio Tinto or death during service, a single lump sum to be paid to the executive or the executive's beneficiary.

        The present value of the accumulated benefits has been calculated based on Mr. Rivenes and Mr. Orchard's average annual compensation and service at the valuation date. The valuation used the following material assumptions at December 31, 2008; a discount rate of 6.1% per annum (2007: 6.3% per annum) and mortality rates according to recent US industry standard tables. Effective as of our IPO Mr. Rivenes and Mr. Orchard ceased to accrue benefits in the Rio Tinto Supplemental Executive Retirement Plan.

Potential Payments Upon Termination or Change in Control

        Our named executive officers are entitled to payments and benefits upon a termination of employment under certain circumstances and, in certain limited cases, following a future change in control. These potential payments and benefits may be provided pursuant to the terms of their employment agreements with us and/or the LTIP award agreements applicable to the IPO Awards, although the employment agreements make no distinction for a change in control event in the case of any cash or health and welfare benefit awards.

        The following paragraphs describe the termination entitlements under the terms of our employment agreements with each of Mr. Marshall and our other named executive officers, entered into prior to our IPO. The subsequent tables also describe future potential benefits in connection with a change in control, as provided in the IPO LTIP Award agreements.

  Colin Marshall

        If Mr. Marshall resigns for "good reason" or is terminated "without cause", he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination (x) a lump sum payment equal to two (2) times the sum of (A) his base salary and (B) his target annual bonus under the STIP for the year of termination and (y) a pro rata annual bonus to be calculated based on the Company's actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365. Mr. Marshall will also be entitled to the continuation of medical benefits on the same terms as active employees for 18 months (or until such time as Mr. Marshall becomes eligible for medical benefits from a subsequent employer that are at least equal to those provided by us) and such payments will be in lieu of our COBRA obligations. As a condition to receiving the salary continuation and continuation of medical benefits, Mr. Marshall must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. If Mr. Marshall's employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, he or his estate will only be entitled to the pro rata bonus for the year of such termination.

        The agreement requires Mr. Marshall to abide by a perpetual restrictive covenant relating to non-disclosure. The agreement also includes covenants relating to non-solicitation and non-competition during Mr. Marshall's employment term and until the one year period following the termination of his employment.

  Other Named Executive Officers

        If any of our other named executive officers resign for "good reason" or is terminated without "cause," he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination, (x) a lump sum payment equal to one (1) times the sum of (A) base salary and (B) his target annual bonus under the STIP for the year of termination and (y) a pro rata annual bonus to be calculated based on the Company's actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365. In addition, such other named executive officer will also be entitled to the continuation of medical benefits on the same terms as active employees for 12 months (or until such time as the executive becomes eligible for medical benefits from a subsequent employer) that are at least equal to those provided by us and such payments will be in lieu of our COBRA obligations. As a condition to receiving the salary continuation and continuation of medical benefits, the named executive officer must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. If a named executive officer's employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, he or his estate will only be entitled to the pro rata bonus for the year of such termination.

        The agreements require each executive to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include covenants relating to non-solicitation and non-competition during the employment term until the one year period following the termination of employment.

  Certain Definitions

        For the purposes of the employment agreements and IPO Awards, "cause" generally means (1) any conviction of, or plea of guilty or nolo contendere to (x) any felony (except for vehicular-related felonies, other than manslaughter or homicide) or (y) any crime (whether or not a felony) involving dishonesty, fraud, or breach of fiduciary duty; (2) willful misconduct by the executive in connection with the performance of services to us; (3) ongoing failure or refusal after written notice to faithfully and diligently perform the usual and customary duties of his employment; (4) failure or refusal to comply with our reasonable written policies, standards and regulations; or (5) a material breach by the executive of any terms related to his employment in any applicable agreement. "Good Reason" generally means (1) a material breach by us of any of the covenants in the employment agreement, (2) any material reduction in the base salary and, in the case of Mr. Marshall, any material reduction in the target participation levels in our incentive plans, (3) the relocation of the executive's principal place of employment that would increase the executive's one-way commute by more than seventy-five miles or (4) a material diminution in the executive's authority, duties, or responsibilities.

  Potential Termination and Change in Control Benefits Tables

        The tables below under this heading illustrate an estimated amount of compensation or other benefits potentially payable to each of our named executive officers and which are triggered upon termination of such executive's employment under various scenarios. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive's termination of employment, the date of such executive's termination of employment, and the executive's age upon termination of employment. The amounts shown assume that such termination was effective as of December 31, 2009, and, therefore, are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive's termination from the company.

 COLIN MARSHALL

			No Change in Control(5)		Change in Control(6)
Benefit	Voluntary Termination	Early Retirement	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death		Disability
Cash Severance(1)	$0	$0	$0	$1,950,000	$0	$1,950,000	$2,600,000	(7)		(8)
Pro Rata Bonus(2)	$0	$0	$0	$298,500	$0	$298,500	$0		$0
Unvested Equity(3)
Options	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$0	$0	$106,526	$0	$2,845,024	$106,526		$106,526
Health and Welfare Benefits(4)	$0	$0	$0	$34,865	$0	$34,865	$0		$0
ESTIMATED TOTAL	$0	$0	$0	$2,389,891	$0	$5,128,389	$2,706,526		$106,526

(1)
Calculated as two times base salary plus target bonus

(2)
Amount shown is based on the actual bonus earned by the executive in the 2009 calendar year under Rio Tinto's short term incentive plan.

(3)
Values are calculated based on the closing price of our common stock of $14.56 on December 31, 2009.

(4)
Executive is entitled to 18 months of continuous health and welfare benefit coverage under the company's then-current plans. Amount shown reflects the current cost to the company to continue coverage for the executive.

(5)
Pursuant to the executive's previously described employment agreement, executive is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
Pursuant to the LTIP award agreements for the IPO Awards, all unvested equity-based awards vest, upon a change in control (as defined in the LTIP award agreements) only if the executive is terminated within two years of a change in control or otherwise at the discretion of the Compensation Committee. There is no distinction in the executive's previously described employment agreement for any cash or health and welfare benefit awards upon a change in control.

(7)
Based on one times the executive's base salary on December 31, 2009 in accordance with the terms of the company's life insurance policy, plus three times the executive's base salary on December 31, 2009 in accordance with the terms of the company's accidental death and dismemberment policy.

(8)
The executive was eligible to receive 50% of his annualized base salary in disability payments, in accordance with the terms of the company's short term disability insurance program as of December 31, 2009.

MICHAEL BARRETT

			No Change in Control(5)		Change in Control(6)
Benefit	Voluntary Termination	Early Retirement	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death		Disability
Cash Severance(1)	$0	$0	$0	$656,250	$0	$656,250	$1,857,000	(7)		(8)
Pro Rata Bonus(2)	$0	$0	$0	$151,800	$0	$151,800	$0		$0
Unvested Equity(3)
Options	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$0	$0	$30,884	$0	$824,824	$30,884		$30,884
Health and Welfare Benefits(4)	$0	$0	$0	$21,504	$0	$21,504	$0		$0
ESTIMATED TOTAL	$0	$0	$0	$860,438	$0	$1,654,378	$1,905,884		$30,884

(1)
Calculated as one times base salary plus target bonus

(2)
Amount shown is based on the actual bonus earned by the executive in the 2009 calendar year under Rio Tinto's short term incentive plan.

(3)
Values are calculated based on the closing price of our common stock of $14.56 on December 31, 2009.

(4)
Executive is entitled to 12 months of continuous health and welfare benefit coverage under the company's then-current plans. Amount shown reflects the current cost to the company to continue coverage for the executive.

(5)
Pursuant to the executive's previously described employment agreement, executive is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
Pursuant to the LTIP award agreements for the IPO Awards, all unvested equity-based awards vest, upon a change in control (as defined in the LTIP award agreements) only if the executive is terminated within two years of a change in control or otherwise at the discretion of the Compensation Committee. There is no distinction in the executive's previously described employment agreement for any cash or health and welfare benefit awards upon a change in control.

(7)
Based on two times the executive's base salary on December 31, 2009 in accordance with the terms of the company's life insurance policy, plus three times the executive's base salary on December 31, 2009 in accordance with the terms of the company's accidental death and dismemberment policy.

(8)
The executive was eligible to receive 50% of his annualized base salary in disability payments, in accordance with the terms of the company's short term disability insurance program as of December 31, 2009.

GARY RIVENES

			No Change in Control(5)		Change in Control(6)
Benefit	Voluntary Termination	Early Retirement	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death		Disability
Cash Severance(1)	$0	$0	$0	$656,250	$0	$656,250	$4,125,000	(7)		(8)
Pro Rata Bonus(2)	$0	$0	$0	$157,100	$0	$157,100	$0		$0
Unvested Equity(3)
Options	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$0	$0	$30,884	$0	$824,824	$30,884		$30,884
Health and Welfare Benefits(4)	$0	$0	$0	$23,453	$0	$23,453	$0		$0
ESTIMATED TOTAL	$0	$0	$0	$867,687	$0	$1,661,627	$4,155,884		$30,884

(1)
Calculated as one times base salary plus target bonus

(2)
Amount shown is based on the actual bonus earned by the executive in the 2009 calendar year under Rio Tinto's short term incentive plan.

(3)
Values are calculated based on the closing price of our common stock of $14.56 on December 31, 2009.

(4)
Executive is entitled to 12 months of continuous health and welfare benefit coverage under the company's then-current plans. Amount shown reflects the current cost to the company to continue coverage for the executive.

(5)
Pursuant to the executive's previously described employment agreement, executive is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
Pursuant to the LTIP award agreements for the IPO Awards, all unvested equity-based awards vest, upon a change in control (as defined in the LTIP award agreements) only if the executive is terminated within two years of a change in control or otherwise at the discretion of the Compensation Committee. There is no distinction in the executive's previously described employment agreement for any cash or health and welfare benefit awards upon a change in control.

(7)
Based on six times the executive's base salary on December 31, 2009 in accordance with the terms of the company's life insurance policy, plus five times the executive's base salary on December 31, 2009 in accordance with the terms of the company's accidental death and dismemberment policy.

(8)
The executive was eligible to receive 50% of his annualized base salary in disability payments, in accordance with the terms of the company's short term disability insurance program as of December 31, 2009.

JAMES ORCHARD

			No Change in Control(5)		Change in Control(6)
Benefit	Voluntary Termination	Early Retirement	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death		Disability
Cash Severance(1)	$0	$0	$0	$480,000	$0	$480,000	$1,500,000	(7)		(8)
Pro Rata Bonus(2)	$0	$0	$0	$85,800	$0	$85,800	$0		$0
Unvested Equity(3)
Options	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$0	$0	$16,573	$0	$442,624	$16,573		$16,573
Health and Welfare Benefits(4)	$0	$0	$0	$19,644	$0	$19,644	$0		$0
ESTIMATED TOTAL	$0	$0	$0	$602,017	$0	$1,028,068	$1,516,573		$16,573

(1)
Calculated as one times base salary plus target bonus

(2)
Amount shown is based on the actual bonus earned by the executive in the 2009 calendar year under Rio Tinto's short term incentive plan.

(3)
Values are calculated based on the closing price of our common stock of $14.56 on December 31, 2009.

(4)
Executive is entitled to 12 months of continuous health and welfare benefit coverage under the company's then-current plans. Amount shown reflects the current cost to the company to continue coverage for the executive.

(5)
Pursuant to the executive's previously described employment agreement, executive is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
Pursuant to the LTIP award agreements for the IPO Awards, all unvested equity-based awards vest, upon a change in control (as defined in the LTIP award agreements) only if the executive is terminated within two years of a change in control or otherwise at the discretion of the Compensation Committee. There is no distinction in the executive's previously described employment agreement for any cash or health and welfare benefit awards upon a change in control.

(7)
Based on two times the executive's base salary on December 31, 2009 in accordance with the terms of the company's life insurance policy, plus three times the executive's base salary on December 31, 2009 in accordance with the terms of the company's accidental death and dismemberment policy.

(8)
The executive was eligible to receive 66 2/3% of his annualized base salary in disability payments, in accordance with the terms of the company's short term disability insurance program as of December 31, 2009.

A. NICK TAYLOR

			No Change in Control(5)		Change in Control(6)
Benefit	Voluntary Termination	Early Retirement	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death		Disability
Cash Severance(1)	$0	$0	$0	$480,000	$0	$480,000	$1,500,000	(7)		(8)
Pro Rata Bonus(2)	$0	$0	$0	$112,500	$0	$112,500	$0		$0
Unvested Equity(3)
Options	$0	$0	$0	$0	$0	$0	$0		$0
Restricted Stock	$0	$0	$0	$16,573	$0	$442,624	$16,573		$16,573
Health and Welfare Benefits(4)	$0	$0	$0	$22,627	$0	$22,627	$0		$0
ESTIMATED TOTAL	$0	$0	$0	$631,700	$0	$1,057,751	$1,516,573		$16,573

(1)
Calculated as one times base salary plus target bonus

(2)
Amount shown is based on the actual bonus earned by the executive in the 2009 calendar year under Rio Tinto's short term incentive plan.

(3)
Values are calculated based on the closing price of our common stock of $14.56 on December 31, 2009.

(4)
Executive is entitled to 12 months of continuous health and welfare benefit coverage under the company's then-current plans. Amount shown reflects the current cost to the company to continue coverage for the executive.

(5)
Pursuant to the executive's previously described employment agreement, executive is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined).

(6)
Pursuant to the LTIP award agreements for the IPO Awards, all unvested equity-based awards vest, upon a change in control (as defined in the LTIP award agreements) only if the executive is terminated within two years of a change in control or otherwise at the discretion of the Compensation Committee. There is no distinction in the executive's previously described employment agreement for any cash or health and welfare benefit awards upon a change in control.

(7)
Based on two times the executive's base salary on December 31, 2009 in accordance with the terms of the company's life insurance policy, plus three times the executive's base salary on December 31, 2009 in accordance with the terms of the company's accidental death and dismemberment policy.

(8)
The executive was eligible to receive 50% of his annualized base salary in disability payments, in accordance with the terms of the company's short term disability insurance program as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

        Cloud Peak Energy established the Compensation Committee on November 6, 2009, prior to our IPO. Mr. Fox (Chair) and Mr. Bailey served on the Compensation Committee upon its inception. Mr. Owens and Mr. Nance joined the Compensation Committee in January 2010 whereupon Mr. Bailey stepped down from the Committee. None of the members of the Compensation Committee is or has been an officer or employee of the company, although Mr. Bailey served as non-executive Chairman while he was also a member of the Compensation Committee. All members of the Compensation Committee participate in decisions related to compensation of our executive officers. No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company.

Equity Compensation Plan Information at Year-End 2009

        The following table provides information as of the end of 2009 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our LTIP, which was adopted by Rio Tinto, our former sole stockholder, in connection with, and immediately prior to, our IPO:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,011,951	$15.00	1,539,047
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,011,951	$15.00	1,539,047

DIRECTOR COMPENSATION

Elements of Current Director Compensation Program

        In initially developing the compensation package for our non-employee Board members, Rio Tinto took into account the role each director was expected to have on our Board, as well as our desire to align directors' and stockholders' interests, which is consistent with our overall compensation philosophy.

        Pre-IPO.    Our Chairman, Mr. Bailey, joined the Board on September 10, 2009 and received a monthly retainer plus reimbursement of reasonable out-of-pocket expenses prior to the completion of the IPO. Mr. Tong and Mr. Fox joined the Board on October 1, 2009 and also received a monthly retainer plus reimbursement of reasonable out-of-pocket expenses prior to the completion of the IPO.

        Post-IPO.    Following the completion of the IPO, the Board continued to receive the pre-IPO monthly retainer amounts through the end of 2009. Beginning in 2010, the non-executive Chairman of our Board is paid an annual cash fee. Our other directors are also paid an annual cash fee, except for Mr. Marshall and Mr. Chiaro. Additionally, we pay a separate annual fee to each of our committee chairmen and committee members. Each of our directors other than Mr. Marshall and Mr. Chiaro receive an annual grant of restricted stock which will vest in full three years after the date of the grant so long as the director remains on our Board. We reimburse all directors for reasonable and customary out-of-pocket business expenses incurred in connection with their services as a director upon submission of appropriate receipts.

Element	Description	Amount
Pre-IPO
Monthly Retainer for Board Service	• Payable to Chairman of our Board, Mr. Bailey, for his services performed prior to the completion of the IPO	$10,000
	• Payable to each of Mr. Tong and Mr. Fox for their services performed prior to the completion of the IPO	$7,000
Initial Award of Restricted Stock

•       Grant to the Chairman of our Board of restricted stock upon the completion of the IPO. These restricted stock grants are subject to the same terms as the annual restricted stock grants described below

		Restricted Stock valued at $100,000 (based upon the IPO price)

•       Grant to the non-employee directors of our Board of restricted stock upon the completion of the IPO. These restricted stock grants are subject to the same terms as the annual restricted stock grants described below

		Restricted Stock valued at $60,000 (based upon the IPO price)
Post-IPO
Monthly Retainer for Board Service for 2009	• Payable to Chairman of our Board, Mr. Bailey, for his services performed through the end of 2009	$10,000
	• Payable to each of Mr. Tong and Mr. Fox for their services performed through the end of 2009	$7,000

Element	Description	Amount
Annual Cash Fee for Board Service beginning in 2010	• Payable to the non-executive Chairman of our Board	$100,000
	• Payable to the non-employee directors of our Board	$65,000
Annual Cash Fee for Committee Chairs	• Audit Committee Chair	$15,000
	• Other Committee Chairs	$7,500
Annual Cash Fee for Committee Members	• Audit Committee Member	$7,500
	• Other Committee Member	$3,750
Annual Grant of Restricted Stock

•       Grants to the non-employee directors of our Board of restricted stock that will vest in full three years after the date of the grant so long as the director remains on our Board. These awards will vest pro rata in the event of a director's death or disability, in the event of a non-reelection, in the event of resignation with the prior consent of the Governance Committee or under certain specified circumstances, or if he or she is otherwise removed for reasons that do not constitute "cause". The award will also vest on a pro-rata basis at the Compensation Committee's discretion in the event of a resignation without the prior consent of the Governance Committee or other cessation of service

		Restricted Stock valued at $60,000 ($100,000 for the Chairman)

Establishing Director Compensation

        The Compensation Committee has the responsibility for recommending to the Board the form and amount of compensation for non-employee directors. The Compensation Committee may appoint subcommittees and delegate to a subcommittee such power and authority as it deems appropriate, as discussed above in the CD&A. The Compensation Committee did not appoint any subcommittees during 2009.

        The Compensation Committee has the authority to retain internal and external advisors, including compensation consultants or experts, engaged to assist in the evaluation of director compensation as it deems appropriate, without seeking approval of the Board or management. For 2010, the Compensation Committee intends to retain an outside consultant to assist in its review of director compensation matters. Our director compensation may be structured based upon the results of such reviews as well as the amount of time devoted to Board and committee meetings.

        Pre-IPO:    Our Chairman Mr. Bailey joined the Board on September 10, 2009 and until completion of the IPO received a monthly retainer and reimbursement of out-of-pocket expenses as described in the table above. In addition, Mr. Tong and Mr. Fox each joined the Board on October 1, 2009 and until completion of the IPO received a monthly retainer and reimbursement of out-of-pocket expenses in the amounts described in the table above. These monthly retainers were extended by the Board through the end of 2009 to allow the post-IPO compensation structure to take effect fully in January 2010.

        Post-IPO:    Following the completion of the IPO, the non-executive Chairman of our Board and other directors (except for Mr. Marshall and Mr. Chiaro) are paid an annual cash fee as described above. Additionally, we pay an annual fee to each of our committee Chairman and each of our directors other than Mr. Marshall and Mr. Chiaro receives an annual grant of restricted stock, as described in the table above. In addition to the annual grants, our non-executive Chairman and other directors (except Mr. Marshall and Mr. Chiaro) receive an initial award of restricted stock. In connection with the IPO, our directors were issued shares of restricted stock, including 6,666 shares issued to Mr. Bailey, 4,000 shares issued to Mr. Fox, and 4,000 shares issued to Mr. Tong. Neither Mr. Chiaro nor Mr. Marshall (solely in their capacity as directors) are eligible to receive shares of restricted stock in connection with their services as a director. We will reimburse all directors for reasonable and customary out-of-pocket business expenses incurred in connection with their services as a director upon submission of appropriate receipts.

Director Stock Ownership Guidelines

        Under our Corporate Governance Guidelines adopted by the Board, in order to ensure alignment of the interests of directors with those of stockholders, a portion of the directors fees paid to a non-executive director is made in restricted stock. All non-executive directors must hold a minimum of the equivalent of three times their respective annual cash fees in the form of (i) common stock of the company and/or (ii) shares of restricted common stock. Directors have five years from the time of their first election to the Board to meet these stock ownership requirements. Although it has not yet been five years from the first election to the Board for any director, one director currently meets this threshold based upon the closing price of the company's stock on December 31, 2009 of $14.56.

2009 Director Compensation

        The following table shows 2009 compensation of our non-employee directors.

Name	Fees ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Keith Bailey	40,000	97,057	137,057
Preston Chiaro	—	—	—
William Fox III	21,000	58,240	79,240
Chris Tong	21,000	58,240	79,240
Other Directors(4)	—	—	—

(1)
Fees were paid in cash.

(2)
Amounts reflect the aggregate compensation expense for financial statement reporting purposes for fiscal 2009 under FASB ASC Topic 718, for restricted stock grants in 2009. These amounts do not reflect amounts paid to or realized by the director for fiscal 2009. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to Consolidated Financial Statements included in the company's annual report on Form 10-K for the year ended December 31, 2009.

(3)
Each of the independent directors who was a director in 2009 was granted shares of restricted stock in 2009 with grant date fair values, computed in accordance with FASB ASC Topic 718. Restricted stock awards are granted with no exercise price and vest 100% on November 20, 2012, which is the third anniversary of their date of grant.

(4)
Messrs. Owens, McArthur and Nance were each elected to the Board on January 5, 2010. As such, no payments or stock awards were made or granted in 2009 to these individuals.

Equity Awards Outstanding at Year End

        The following table shows the number of outstanding equity awards held by our non-employee directors as of December 31, 2009, all of which consist of shares of restricted common stock.

Name	Number of Outstanding Shares of Restricted Stock (#)
Keith Bailey	6,666
Preston Chiaro	0
William Fox III	4,000
C. Kevin McArthur	0
Steven Nance	0
William Owens	0
Chris Tong	4,000

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        As provided by its charter, the Committee consists of at least three directors, none of whom is an employee of Cloud Peak Energy or its subsidiaries or related companies. Each member is financially literate, as interpreted by the Board in its business judgment. At least one member has accounting or related financial management expertise (as defined by the NYSE), as interpreted by the Board in its business judgment, and must be an "audit committee financial expert" (as defined by the SEC), as determined by the Board. The designation of any person as an "audit committee financial expert" does not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board. No director may serve on the Committee unless the director satisfies the independence criteria in Rule 10A-3 of the Exchange Act, the independence criteria of the NYSE and the Guidelines on the Independence of the Directors as set forth in Annex A of Cloud Peak Energy's Corporate Governance Guidelines.

        The primary responsibility of the Committee is to oversee Cloud Peak Energy's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee has sole authority to approve the appointment and to replace the company's independent auditor. The management of Cloud Peak Energy is responsible for the preparation, presentation and integrity of the company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP ("PwC"), the company's independent auditor for 2009, is responsible for planning and carrying out audits of Cloud Peak Energy's annual financial statements in accordance with generally accepted auditing standards, reviewing Cloud Peak Energy's quarterly financial statements prior to the filing of each quarterly report, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other auditing procedures.

        Due to Cloud Peak Energy's November 2009 IPO and the transition period established by rules of the SEC for newly public companies, management was not required to include in the company's annual report on Form 10-K for the year ended December 31, 2009 ("2009 Form 10-K") a report of management's assessment regarding internal control over financial reporting and PwC was not required to express its opinion on the company's internal control over financial reporting.

        In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2009 and related disclosures, including a review of the significant management judgments underlying the financial statements and disclosures and management's conclusion that the financial statements included in the 2009 Form 10-K present fairly, in all material respects, the financial position, results of operations and cash flows of the company for the periods presented in conformity with generally accepted accounting principles.

        The Committee also periodically meets in separate private sessions with the independent auditor, the internal auditor and members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The Committee also periodically meets in executive session.

        The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. PwC has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and the Committee has discussed with PwC that firm's independence. The Committee has concluded that PwC's provision of audit and non-audit services to Cloud Peak Energy and its affiliates is compatible with PwC's independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted policies to avoid compromising the independence of the company's independent auditor, such as prior Committee approval of non-audit services and procedures on the hiring of employees or former employees of the company's independent auditor.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in the company's Annual Report on Form 10-K for 2009 for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Committee:

                      Audit Committee
                      Chris Tong, Chair
                      William Fox
                      Steven Nance

Independent Auditors

        Representatives of PricewaterhouseCoopers LLP, who were our independent auditors for the year 2009, are expected to be present at the 2010 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has been selected as the company's independent auditors for the fiscal year ended December 31, 2010.

 Independent Auditor Fees and Services

        The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP or fees payable for professional services rendered with respect to Rio Tinto Energy America Inc., Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC in or related to 2008 and 2009.

	2009	2008
Audit Fees(1)	$2,599,359	$6,414,351
Audit Related Fees(2)	$3,289,337	$5,339,837
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$5,888,696	$11,754,187

(1)
Fees for the preparation, audit and review of our historical financial statements and interim financial statements for 2009, 2008, 2007, 2006 and 2005 in preparation of our IPO, including the separate audit of Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC, our majority owned subsidiary, and a separate audit performed in connection with the sale of the Jacobs Ranch mine in 2009, as well as other services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees include advisory services rendered by PricewaterhouseCoopers LLP in relation to our IPO.

Pre-Approval for Non-Audit Services

        Pursuant to its charter, the Audit Committee has the ability to pre-approve certain specified non-audit services to be performed for Cloud Peak Energy by its independent auditors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be reported to the full Audit Committee at least quarterly. To date, the Audit Committee has not chosen to pre-approve any non-audit services or to delegate any pre-approval authority to a subcommittee.

PROPOSAL II
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Description of Proposal

        In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP as Cloud Peak Energy's independent auditors to audit our consolidated financial statements for fiscal 2010 and to render other services required of them. The Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the annual stockholders meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

        The submission of this matter for ratification by stockholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

        The Audit Committee has the responsibility to oversee and review the independence, qualifications and performance of the company's independent auditors.

Board Recommendation on Proposal

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Cloud Peak Energy's independent auditors for fiscal year 2010. The management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

OTHER BUSINESS

        The Board is not aware of any matter to be presented for action at the 2010 Annual Meeting of Stockholders other than the two company proposals set forth in this Proxy Statement. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the company.

PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our Proxy Statement

        Under the rules of the SEC, stockholder proposals that are being submitted for inclusion in our proxy statement relating to our 2011 annual meeting of stockholders must be received no later than December 30, 2010 at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: General Counsel. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and our bylaws.

Proposals Not for Inclusion in Our Proxy Statement

        Our bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement, but directly at the 2011 annual meeting of stockholders, including nominations of persons for election to our Board. Notice of such proposals must be received at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary, no later than the close of business on the 90th day prior to the anniversary of the immediately preceding annual meeting. Based upon the anniversary date of the 2010 Annual Meeting of Stockholders as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received by us no later than the close of business on March 10, 2011. In the event the annual meeting is convened on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, such notice must be received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. Such proposals when submitted must be in full compliance with applicable law and our bylaws.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0167HF 2 1 A M + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2010 fiscal year. 3. In their discretion, the management proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Change of Address — Please print new address below. 01 - Mr. Keith Bailey * Each to be elected as Class I members of the Board of Directors for a term of three years as described in the Proxy Statement. 02 - Mr. William Owens 1. Election of Directors*: For Against Abstain For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 0 2 5 1 5 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on June 8, 2010. Vote by Internet Log on to the Internet and go to www.envisionreports.com/CLD Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Board of Directors Proxy for 2010 Annual Meeting of Stockholders Best Western Tower West Lodge, 109 North U.S. Highway 14-16, Gillette, Wyoming 82716 June 8, 2010 at 9:00 a.m. Mountain Time The undersigned stockholder of Cloud Peak Energy Inc. hereby revokes any proxy or proxies previously granted and appoints Bryan Pechersky, Senior Vice President and General Counsel, and Amy Stefonick, Corporate Secretary, or either of them, as proxies, each with full powers of substitution and resubstitution, to represent and vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) or postponement(s) thereof, with all the powers that the undersigned would possess if personally present at such Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Cloud Peak Energy Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY STOCKHOLDER SIGNING THIS PROXY THAT FAILS TO MARK PROPOSAL 1 OR PROPOSAL 2 WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” SUCH PROPOSALS. IF ANY SUCH PROPOSAL IS MARKED, A STOCKHOLDER’S SHARES WILL BE VOTED ON SUCH PROPOSAL IN ACCORDANCE WITH HIS, HER OR ITS INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS DESCRIBED IN THE PROXY STATEMENT. (Items to be voted appear on reverse side.) Proxy — CLOUD PEAK ENERGY INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.